UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

VECTREN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VECTREN CORPORATION

20 N. W. Fourth Street

Evansville, Indiana 47708

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 28, 2004

TO THE SHAREHOLDERS OF VECTREN CORPORATION

The annual meeting of shareholders of Vectren Corporation (the “Company”) will be held at the offices of the American Red Cross, Southwestern Indiana Chapter, 29 S. Stockwell Road, Evansville, Indiana, on Wednesday, April 28, 2004, at 10:00 a.m. (Central Daylight Time), for the following purposes:

1.	The reelection of four directors of the Company to serve for a term of three years or until their successors are duly qualified and elected;
2.	The ratification of the reappointment of Deloitte & Touche LLP as the independent auditors for the Company and its subsidiaries for 2004.
3.	The adoption of, if presented at the meeting, a shareholder proposal by Sheet Metal Workers’ National Pension Fund, which the board of directors OPPOSES.
4.	The transaction of such other business as may properly come before the meeting, or any adjournment of the meeting.

As allowed by the Company’s Code of By-Laws, the board of directors has fixed the close of business on March 5, 2004, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

It is important that your stock be represented at this meeting to assure a quorum. Whether or not you now expect to be present at the meeting, please fill in, date and sign the enclosed proxy and return it promptly to the Company in the accompanying addressed envelope. No stamp is required if mailed in the United States. You may also authorize the individuals named on your proxy card to vote your shares by calling toll-free 1-800-542-1160 or using the Internet (www.votefast.com). Please have your proxy card in hand when calling or accessing the website. Please note that if your shares are not registered in your own name, your bank, broker or other institution holding your shares may not offer telephone or Internet voting. You have the unconditional right to revoke your proxy at any time before the authority granted by it is exercised.

By order of the board of directors,

VECTREN CORPORATION

By RONALD E. CHRISTIAN
Executive Vice President, General Counsel, and Corporate Secretary

Evansville, Indiana

March 24, 2004

LOCATION OF APRIL 28, 2004

ANNUAL SHAREHOLDERS’ MEETING

American Red Cross

29 S. Stockwell Road

Evansville, Indiana 47714

Parking for shareholders will be provided in the parking lot adjacent to the American Red Cross, 29 S. Stockwell Road, Evansville, Indiana. The American Red Cross is located at the corner of Lloyd Expressway and Stockwell Road in Evansville.

YOUR VOTE IS IMPORTANT

PLEASE READ THE PROXY STATEMENT AND SIGN, DATE AND MAIL THE PROXY IN THE PREPAID ENVELOPE WITHOUT DELAY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY PRIOR TO OR AT THE MEETING AND VOTE IN PERSON IF YOU WISH. IF YOUR SHARES ARE HELD BY A BROKER, BANK OR NOMINEE, IT IS IMPORTANT THAT THEY RECEIVE YOUR VOTING INSTRUCTIONS.

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D.	Share Ownership	20
E.	Compensation Consultant, Termination Benefits Agreements and Deductibility of Executive Compensation	20
F.	Shareholder Proposals	20
G.	Annual Review of Committee Charter and Performance Evaluation	21

Compensation		22
Table I:	Summary Compensation	22
Table II:	Option/Stock Appreciation Rights Grants In Last Fiscal Year	24
Table III:	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values from 1/1/2003—12/31/2003	24
Table IV:	Long-Term Incentive Plan Awards in Last Fiscal Year	25

Retirement Savings Plan		25

Retirement Plans		26
Table: Pension Plan		27

Stock Option Plan		27

Employment Agreements		28

Corporate Performance		29
Comparison of 45 Month Cumulative Total Return		29

Item 2: Ratification Of Appointment Of Independent Auditors		29

Independent Public Auditors of the Company		30
Audit and Non-Audit Fees		30
Changes in and Disagreements With Auditors on Accounting and Financial Disclosure		30

Item 3: The Adoption of, if Presented at the Meeting, a Shareholder Proposal by Sheet Metal Workers’National Pension Fund, Which the Board of Directors Opposes		31
Statement of Support		31
Statement of Opposition		32
Vote Required		33

Cost and Method of Solicitation		33

Annual Report		33

Revocation Rights		33

Nomination of Directors by Shareholders		33

Shareholders’ Proposals for 2005 Annual Meeting		34

APPENDIX A	Corporate Governance Guidelines	A-1

APPENDIX B	Nominating and Corporate Governance Committee Charter	B-1

APPENDIX C	Corporate Affairs Committee Charter	C-1

APPENDIX D	Audit Committee Charter	D-1

APPENDIX E	Compensation and Benefits Committee Charter	E-1

APPENDIX F	Executive Committee Charter	F-1

APPENDIX G	Corporate Code of Conduct	G-1

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COMMUNICATIONS TO NON-EMPLOYEE DIRECTORS

In February 2003, the Nominating and Corporate Governance committee (“Governance committee”) of the board of directors created a new position of Lead director, whose primary responsibilities, including serving as chair of executive sessions of the non-employee directors, are set forth in the Corporate Governance Guidelines attached as Appendix A. The guidelines are also posted on the Company’s website at www.vectren.com. Those guidelines provide that the Chair of the Governance committee is to serve as the Lead director. In 2004, the Chair of the Governance committee is Robert L. Koch II. In February of 2003, Mr. Koch was elected Lead director by the full board.

The Audit committee is responsible for, among other things, establishing, reviewing and updating a Code of Ethical Conduct and ensuring that management has established a system to enforce this code. That code is attached as Appendix G, and is also posted on the Company’s website at www.vectren.com. The committee also ensures that the Company implements and follows necessary and appropriate financial reporting processes. In 2004, the Chair of the Audit committee is Richard W. Shymanski.

Shareholders and other parties interested in communicating directly with the Lead director, Chair of the Audit committee or with any of the non-employee directors as a group may do so by writing to:

Lead Director, Chair, Audit Committee, or Non-Employee Directors
Vectren Corporation
P. O. Box 3144
Evansville, IN 47731-3144

ACCESS TO INFORMATION

The Company makes copies of its Corporate Code of Conduct (which is applicable to all of its employees, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as the non-employee members of the board of directors), its Corporate Governance Guidelines and all committee charters, available free of charge through its website at www.vectren.com, or by request, directed to Investor Relations at the mailing address, phone number or email address that follow:

Mailing Address:	Phone Number:	Investor Relations Contact:
P.O. Box 209	(812) 491-4000	Steven M. Schein
Evansville, Indiana 47702-0209		Vice President, Investor Relations
sschein@vectren.com

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VECTREN CORPORATION

20 N. W. Fourth Street

Evansville, Indiana 47708

(812) 491-4000

PROXY STATEMENT

The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the board of directors of the Company. The proxy will be used at the annual meeting of shareholders to be held at the offices of the American Red Cross, 29 S. Stockwell Road, Evansville, Indiana, on Wednesday, April 28, 2004, at 10:00 a.m. (Central Daylight Time), and at any adjournment of the meeting for the matters to be acted upon under its authority. The proxy and this proxy statement were first mailed to the shareholders on or about March 24, 2004.

SOLICITATIONS OF PROXIES

The management solicits your proxy for use at the annual meeting of the Company. Shares held in your name and represented by your proxy will be voted as you instruct if your proxy is duly executed and returned prior to the meeting. Shares represented by proxies that are returned signed but without instructions for voting will be voted as recommended by management. Shares represented by proxies that are returned unsigned or improperly marked will be treated as abstentions for voting purposes. You may revoke your proxy at any time before it is exercised by written notice to the Secretary of the Company received prior to the time of the meeting, or orally at the meeting.

If you are a participant in the Company’s Automatic Dividend Reinvestment and Stock Purchase Plan, your proxy card will represent the number of shares registered in your name and the number of shares credited to your plan account. For those shares held in the plan, your proxy card will serve as direction to the Plan Administrator as to how your account is to be voted.

If your shares are held in a brokerage account, you will receive a Voting Instruction Form asking how you want your shares to be voted. If you give instructions on the form, your shares must be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. For some proposals such as the election of directors, the broker may vote your shares at its discretion. But for other proposals, including shareholder proposals, the broker may not vote your shares at all. When that happens, it is called a “broker non-vote.”

PURPOSES OF MEETING

As of this date, the only known business to be presented at the 2004 annual meeting of shareholders is (1) the reelection of four directors of the Company to serve for a term of three years or until their successors are duly qualified and elected; (2) the ratification of the reappointment of Deloitte & Touche LLP as the independent auditors for the Company and its subsidiaries for 2004; and (3) the adoption of, if presented at the meeting, a shareholder proposal by Sheet Metal Workers’ National Pension Fund, which the board of directors OPPOSES. However, the enclosed proxy authorizes the proxy holders to vote on all other matters that may properly come before the meeting, and it is the intention of the proxy holders to take any such action utilizing their best judgment. Only shares held by those present at the meeting or for which proxies are returned will be considered to be represented at the meeting. For the purpose of determining a quorum, shares represented at the meeting are counted without regard to abstentions or broker non-votes as to any particular item.

VOTING SECURITIES

As of March 5, 2004, the Company had one class of capital stock outstanding, consisting of 75,861,480 shares of common stock without par value. The holders of the outstanding shares of common stock are entitled to one vote for each share held of record on each matter presented to a vote of the shareholders at the meeting. However, unless the holder personally appears at the meeting, shares for which no proxy is returned (whether registered in the name of the actual holder thereof or in nominee or street name) will not be voted. Only shareholders of record at the close of business on March 5, 2004 will be entitled to vote at the meeting or at any adjournment of the meeting.

ITEM 1. ELECTION OF DIRECTORS

The Company’s board of directors currently consists of thirteen directors divided into three classes having staggered terms of three years each. The Class I directors, John D. Engelbrecht, William G. Mays, J. Timothy McGinley, and Richard P. Rechter, are nominees for election with terms expiring in 2007. The Class II directors, L. A. Ferger, Ronald G. Reherman, R. Daniel Sadlier, Richard W. Shymanski, and Jean L. Wojtowicz, have terms expiring in 2005. The Class III directors, John M. Dunn, Niel C. Ellerbrook, Anton H. George, and Robert L. Koch II, have terms expiring in 2006. Mr. Ellerbrook also serves as Chair, Chief Executive Officer and President of Vectren Corporation. In addition, Mr. Ellerbrook serves as Chair, Chief Executive Officer and director of Vectren Utility Holdings, Inc. (“VUHI”), a holding company for the Company’s regulated gas and electric distribution company subsidiaries, Indiana Gas Company, Inc. (“Indiana Gas”), Southern Indiana Gas and Electric Company (“SIGECO”), and Vectren Energy Delivery of Ohio, Inc. Mr. Ellerbrook also serves as Chair and director of Vectren Capital, Corp. (“Vectren Capital”), the Company’s subsidiary that serves as the vehicle for financing non-regulated business activities, Vectren Enterprises, Inc. (“Vectren Enterprises”), the Company’s subsidiary that serves as the corporate parent for non-regulated business activities, and Vectren Foundation, Inc. (“Vectren Foundation”), the entity that serves as the vehicle for fulfilling philanthropic objectives in the areas where the Company’s subsidiaries provide service.

At each annual meeting of shareholders, directors are elected to succeed those whose terms then expire for a term of three years or until their successors are duly qualified and elected. Accordingly, four directors are to be elected by a plurality of votes cast at the annual meeting of shareholders to be held on April 28, 2004.

The board of directors intends that the enclosed proxy will be voted by the proxy holders in favor of the election of the nominees named below for the office of director of the Company to hold office for a term of three years or until their respective successors are duly qualified and elected. Each of such nominees is now serving as a director of the Company and has signified the willingness to serve if elected. Directors are elected by a plurality of the votes cast. Plurality means that the individuals who receive the largest number of votes cast are elected up to the maximum number of directors to be chosen at the meeting. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees might result in some nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. If, however, any situation should arise under which any nominee should be unable to serve, the authority granted in the enclosed proxy may be exercised by the proxy holders for the purpose of voting for a substitute nominee.

Certain information concerning the nominees and the other directors of the Company is set forth below and under the caption “Meetings and Committees of the Board of Directors.” If not otherwise indicated, the principal occupation listed for any individual has been the same for at least five years.

Class I Directors—Term expiring 2007

John D. Engelbrecht, age 52, has been a director of SIGCORP or the Company since 1996. Mr. Engelbrecht is President and Chief Executive Officer of South Central Communications Corp., owner and operator of radio and television stations in Indiana, Kentucky and Tennessee, and MUZAK franchises in 14 U.S. cities.

William G. Mays, age 58, has been a director of Indiana Energy or the Company since 1998. Mr. Mays is President and Chief Executive Officer of Mays Chemical Company, Inc., an Indianapolis, Indiana based chemical distribution company. Mr. Mays is also a director of Anthem, Inc. and First Indiana Corporation.

J. Timothy McGinley, age 63, has been a director of Indiana Energy or the Company since January 1999. Mr. McGinley is Managing Partner and principal owner of House Investments, Inc., a real estate investment company. He is also a director of Waterfield Mortgage Corporation and he is the Chairman of the Board of Trustees of Purdue University.

Richard P. Rechter, age 64, has been a director of Indiana Gas, Indiana Energy, or the Company since 1984. Mr. Rechter is a director and Chairman of Rogers Group, Inc., a company providing crushed stone, sand and gravel, asphalt, highway construction, concrete masonry and construction materials recycling. Mr. Rechter is also a director of Monroe Bank and Monroe Bancorp.

The board of directors recommends a vote “FOR” all nominees for Class I director.

Class II Directors—Term expiring 2005

L. A. Ferger, age 69, has been a director of Indiana Gas, Indiana Energy, or the Company since 1984. From October 1997 through June 1, 1999, Mr. Ferger served as Chairman and Chief Executive Officer of Indiana Energy and Indiana Gas. Prior to that time and since January 1996, Mr. Ferger served as Chairman, President and Chief Executive Officer of Indiana Energy and Indiana Gas; and prior to that time and since 1987, Mr. Ferger was President and Chief Executive Officer of Indiana Energy and Indiana Gas. As required by Section 4.15 of the Company’s Code of By-Laws, and Section 1.I. of the Corporate Governance Guidelines, a director shall retire from the board of Company at the end of the month during which he or she reaches the age of seventy. Accordingly, Mr. Ferger will retire effective May 31, 2004.

Ronald G. Reherman, age 68, has been a director of SIGECO, SIGCORP, or the Company since 1985. From January 1996 through March 2000, Mr. Reherman served as Chairman, President, and Chief Executive Officer of SIGCORP. From September 1997 through March 2000, Mr. Reherman also served as Chairman of SIGECO. Prior to that time and since 1991, Mr. Reherman served as Chairman, President and Chief Executive Officer of SIGECO. Mr. Reherman is also a director of Integra Bank Corporation.

R. Daniel Sadlier, age 57, was elected to the board of directors of the Company effective October 29, 2003. Mr. Sadlier is the President, Chief Executive Officer and a member of the Board of Directors of Fifth Third Bank (Western Ohio). He also is the Chairman of the Board of Trustees of the University of Dayton.

Richard W. Shymanski, age 67, has been a director of SIGECO, SIGCORP, or the Company since 1989. He is the retired Chairman and Chief Executive Officer of Harding, Shymanski & Co., P.C., Certified Public Accountants and consultants, in Evansville, Indiana.

Jean L. Wojtowicz, age 46, has been a director of Indiana Energy or the Company since 1996. Ms. Wojtowicz is President and founder of Cambridge Capital Management Corp., a consulting and venture capital firm.

Class III Directors—Term expiring 2006

John M. Dunn, age 66, has been a director of SIGCORP or the Company since 1996. Mr. Dunn is President and Chief Executive Officer of Dunn Hospitality Group, Ltd., a hotel development and management company. He is also a director of Old National Bank of Evansville, Indiana.

Niel C. Ellerbrook, age 55, has been a director of Indiana Gas, Indiana Energy, SIGECO, VUHI or the Company since 1991. Mr. Ellerbrook is Chairman of the Board, Chief Executive Officer (CEO) and President of

the Company. He has served as Chairman and CEO since March 2000, which was the point in time when SIGCORP and Indiana Energy merged to create the Company, and additionally, as President since May, 2003. Prior to that time and since June 1999, Mr. Ellerbrook served as President and Chief Executive Officer of Indiana Energy. Prior to that time and since October 1997, Mr. Ellerbrook served as President and Chief Operating Officer of Indiana Energy. From January through October 1997, Mr. Ellerbrook served as Executive Vice President, Treasurer and Chief Financial Officer of Indiana Energy; and prior to that time and since 1986, Vice President, Treasurer and Chief Financial Officer. Mr. Ellerbrook is the Chairman, Chief Executive Officer and a director of Vectren Utility Holdings. Mr. Ellerbrook is also the Chair and a director of Vectren Capital and Vectren Enterprises and President, Chair and a director of Vectren Foundation. He is also a director of Old National Bancorp.

Anton H. George, age 44, has been a director of Indiana Energy or the Company since 1990. Mr. George is President and a director of Indianapolis Motor Speedway Corporation, an auto racing company. Mr. George is also President and a director of Hulman & Company, a manufacturer and distributor of baking powder, and a director of First Financial Corporation.

Robert L. Koch II, age 65, has been a director of SIGECO, SIGCORP, or the Company since 1986. As Chair of the Nominating and Corporate Governance Committee of the Company’s board, Mr. Koch is also the Lead director among the non-employee board members. Mr. Koch is President and Chief Executive Officer of Koch Enterprises, Inc., a holding company comprised of worldwide subsidiaries that produce aluminum die castings, industrial painting systems, structural adhesives and distribute heating and air conditioning equipment and hydraulic and pneumatic equipment. Mr. Koch is also a director of Fifth Third Bancorp.

OTHER EXECUTIVE OFFICERS

Other executive officers of the Company are Jerome A. Benkert, Jr., age 45, Carl L. Chapman, age 48, Ronald E. Christian, age 46, and William S. Doty, age 53.

Mr. Benkert has served as Executive Vice President and Chief Financial Officer of the Company since March 2000 and as Treasurer of the Company from October 2001 to March 31, 2002. Mr. Benkert has also served as director of Indiana Gas, SIGECO and VUHI since March 31, 2000. Prior to March 31, 2000 and since October 1, 1997, he was Executive Vice President and Chief Operating Officer of Indiana Energy’s administrative services company. Mr. Benkert has served as Controller and Vice President of Indiana Gas. Mr. Benkert served as Assistant Treasurer for Indiana Gas from January 1, 1991 to October 1, 1993. Mr. Benkert served as Chief Accountant, Secretary/Treasurer and was a member of the board of directors of Richmond Gas Corporation from February 1, 1986 to January 1, 1991.

On March 31, 2000, Mr. Chapman was elected Executive Vice President of the Company and President of Vectren Enterprises, Inc. Prior to March 31, 2000 and since 1999, Mr. Chapman served as Executive Vice President and Chief Financial Officer of Indiana Energy. From October 1, 1997 to June, 2002, Mr. Chapman served as President of IGC Energy, Inc., which has been renamed Vectren Energy Marketing and Services, Inc.(“VEMS”). Mr. Chapman served as President of ProLiance Energy, LLC (“ProLiance”), a gas supply and energy marketing joint venture partially owned by VEMS, an indirect, wholly-owned subsidiary of the Company, from March 15, 1996, until April 30, 1998. Currently, Mr. Chapman is the Chairman of ProLiance. From 1995 until March 15, 1996, he was Senior Vice President of Corporate Development for Indiana Gas. Prior to 1995 and since 1987, he was Vice President of Planning for Indiana Gas.

On May 1, 2003, Mr. Christian was elected Executive Vice President, General Counsel and Secretary of the Company. Prior to May 1, 2003 and since March 31, 2000, Mr. Christian served as Senior Vice President, General Counsel and Secretary of the Company. Mr. Christian has also served as director of Indiana Gas, SIGECO and VUHI since March 31, 2000. Prior to March 31, 2000, and since 1999, he was Vice President and

General Counsel of Indiana Energy, Inc. From July of 1998 to July of 1999, Mr. Christian served as Vice President, General Counsel and Secretary of Michigan Consolidated Gas Company. Mr. Christian served as General Counsel and Secretary of Indiana Energy, Inc. from 1993 to 1998. Prior to 1993 and since 1988, Mr. Christian was employed as counsel for the Company.

William S. Doty, age 53, has served as Executive Vice President of Utility Operations since May 1, 2003. Mr. Doty also served as Senior Vice President of Energy Delivery for the Company from April of 2001 to May of 2003. He was Senior Vice President of Customer Relationship Management from January 2001 to April 2001. From January 1999 to January 2001, Mr. Doty was Vice President of Energy Delivery for Southern Indiana Gas and Electric Company and prior to January 1999 he was Director of Gas Operations.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of common stock of the Company beneficially owned by the directors, the Chief Executive Officer, the four additional named executive officers, and all directors and executive officers as a group, as of February 2, 2004. Except as otherwise indicated, each individual has sole voting and investment power with respect to the shares listed below.

Name of Individuals or Identity of Group	Shares Owned Beneficially (1)
John M. Dunn	10,764	(2)(3)(4)(8)
Niel C. Ellerbrook	312,347	(2)(3)(6)(8)
John D. Engelbrecht	14,588	(3)(4)(8)
L. A. Ferger	153,070	(4)(7)(8)
Anton H. George	2,595,490	(1)(4)(5)(8)
Robert L. Koch II	12,222	(2)(3)(4)(8)
William G. Mays	8,784	(4)(8)
J. Timothy McGinley	17,389	(2)(4)(8)
Richard P. Rechter	20,340	(2)(4)(8)
Ronald G. Reherman	160,057	(3)(4)(8)(9)
R. Daniel Sadlier	1,370	(2)(4)
Richard W. Shymanski	21,969	(3)(4)(8)
Jean L. Wojtowicz	8,955	(2)(4)(8)
Jerome A. Benkert, Jr.	77,663	(2)(6)(8)
Carl L. Chapman	115,658	(2)(6)(8)
Ronald E. Christian	73,178	(2)(6)(8)
William S. Doty	56,751	(2)(3)(6)(8)
All Directors and Executive Officers as a Group (17 Persons)	3,660,595	(1)

(1)	Except for Anton H. George, no director or executive officer owned beneficially as of February 2, 2004, more than .41 percent of common stock of the Company. Excluding Anton H. George, all directors and executive officers owned beneficially an aggregate of 1,065,105 shares or 1.40 percent of Common Stock of the Company. The beneficial ownership by Anton H. George of 2,595,490 shares or 3.42 percent of Common Stock of the Company is discussed below in footnote (5).

(2)	This amount does not include derivative securities held under the Company’s Non-Qualified Deferred Compensation Plan. These derivative securities are in the form of derivative stock units which are valued as if they were Company Common Stock. The amounts shown for the following individuals include the following amounts of derivative units:

Name of Individuals or Identity of Group	Derivative Stock Units
John M. Dunn	8,670
Niel C. Ellerbrook	89,323
Robert L. Koch II	8,943
J. Timothy McGinley	2,257
Richard P. Rechter	17,788
R. Daniel Sadlier	148
Jean L. Wojtowicz	4,620
Jerome A. Benkert, Jr.	25,646
Carl L. Chapman	30,875
Ronald E. Christian	35,869
William S. Doty	5,021
All Directors and Executive Officers as a Group (11 Persons)	229,160

(3)	Includes shares held by spouse, jointly with spouse or as custodian for a minor.

(4)	Includes shares granted to non-employee directors under the Company’s Directors Restricted Stock Plan and At-Risk Compensation Plan, which are subject to certain transferability restrictions and forfeiture provisions.

(5)	Of the 2,595,490 shares, Mr. George has both voting and investment power with respect to 26,341 shares. Also included in this number are 6,589 shares, which he has the right to acquire as of February 2, 2004, or within sixty (60) days thereafter, under the Vectren Corporation At-Risk Compensation Plan. Regarding the balance, he has either voting or investment power in his capacity as a member of the shareowner’s board of directors, charitable donations committee, or board of managers. Mr. George disclaims beneficial interest in these shares.

(6)	Includes shares granted to executives under the Company’s Executive Restricted Stock Plan and At-Risk Compensation Plan and a restricted stock award granted to certain executives on January 1, 2004 under the Company’s At-Risk Compensation Plan. These shares are subject to certain transferability restrictions and forfeiture provisions.

(7)	Includes 144,053 shares held in a family partnership, in which Mr. Ferger is a general partner and owns limited partnership interests.

(8)	Includes shares which the named individual has the right to acquire as of February 2, 2004, or within sixty (60) days thereafter, under the Vectren Corporation Stock Option Plan (formerly SIGCORP, Inc. Stock Option Plan) or the Company’s At-Risk Compensation Plan.

(9)	As of February 2, 2004, Mr. Reherman had the right to acquire 139,782 shares under the Vectren Corporation Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. William G. Mays, a director of the Company, serves as a director and owns a 25% interest in Corbitt & Sons, Inc., a construction company which does routine business with the Company. In the last fiscal year, the Company paid Corbitt & Sons $1,658,702 for construction services.

INDEPENDENCE, MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has determined that all of the directors of the Company are independent, except for Mr. Ellerbrook, since they satisfy the Company’s Director Independence Standards and do not have any other direct or indirect material relationship with the Company. Those Director Independence Standards are set forth on pages 10 and 11 of this proxy statement. William G. Mays has a relationship with the Company described under “Certain Relationships and Related Transactions” on page 6 of this proxy statement. The board has determined that relationship is not material for purposes of determining the independence of Mr. Mays in accordance with the NYSE corporate governance listing standards and the Company’s Director Independence Standards.

The board of directors of the Company had eight (8) meetings during the last fiscal year. No member attended fewer than 75 percent of the aggregate of board meetings and meetings of the respective committees of the board of which they are members. Ten members of the board attended last year’s annual meeting.

The members of the Company’s board of directors are elected to various committees. The standing committees of the board are: the Executive Committee, the Audit Committee, the Compensation and Benefits Committee, the Corporate Affairs Committee, and the Nominating and Corporate Governance Committee.

The members of the Executive Committee are Niel C. Ellerbrook, Chair, John D. Engelbrecht, J. Timothy McGinley, Richard W. Shymanski, and Jean L. Wojtowicz. The Executive Committee acts on behalf of the board of directors of the Company when the board is not in session, except on those matters which require action of the full board of directors. The Executive Committee developed a charter to govern its operations; that charter is attached to this proxy statement as Appendix F, and is also posted on the Company’s website at www.vectren.com. The Executive Committee meets as required. There were three (3) meetings of the committee during the past fiscal year.

The members of the Audit Committee are Richard W. Shymanski, Chair, John D. Engelbrecht, L. A. Ferger, Anton H. George, and R. Daniel Sadlier. Membership on the committee is restricted to non-employee members of the board of directors. The functions of the Audit Committee are described under “Report of the Audit Committee” below. There were six (6) meetings of the committee during the past fiscal year.

The members of the Compensation and Benefits Committee are Jean L. Wojtowicz, Chair, John M. Dunn, Robert L. Koch II, Richard P. Rechter, and Richard W. Shymanski. Membership on the committee is restricted to non-employee members of the board of directors. The functions of the committee are described under “Report of the Compensation and Benefits Committee” below. There were two (2) meetings of the committee during the past fiscal year.

The members of the Corporate Affairs Committee are William G. Mays, Chair, L. A. Ferger, Richard P. Rechter, Ronald G. Reherman, and R. Daniel Sadlier. None of the members is an officer or employee of the Company. The functions of the committee are described under “Report of the Corporate Affairs Committee” below. There were two (2) meetings of the committee during the past fiscal year.

The members of the Nominating and Corporate Governance Committee are Robert L. Koch II, Chair, John M. Dunn, Anton H. George, William G. Mays, and J. Timothy McGinley. As Chair of the committee, Mr. Koch is also the Company’s Lead non-employee Director. Membership on the committee is restricted to non-employee members of the board of directors. The functions of the committee are described under “Report of the Nominating and Corporate Governance Committee” below. There were three (3) meetings of the committee during the past fiscal year.

DIRECTOR COMPENSATION

As more fully discussed in the Report of the Nominating and Corporate Governance Committee, which begins at page 8, the establishment of compensation for non-employee directors is part of the responsibilities of that committee. The philosophy for the compensation decisions are discussed in that report.

Non-employee directors of the Company receive a cash retainer of $20,000 per year for service on the board. The fees are paid in the form of a monthly retainer of $1,666.66. Committee Chairs receive a cash retainer of $2,000 per year, which is paid in the form of a monthly retainer of $166.66.

Non-employee directors also receive a fee of $1,000 for each Company board meeting attended. Each non-employee member of a committee of the board is paid a fee of $1,000 for each meeting of the committee attended, and each non-employee Chair of a committee is paid an additional fee of $500 for each meeting attended.

On May 1, 2003, each non-employee member of the board received a grant of 800 shares of restricted stock under the Vectren Corporation Directors Restricted Stock Plan (formerly the Indiana Energy, Inc. Directors Restricted Stock Plan). The terms of those grants provide that, subject to certain limited exceptions, the restrictions will lift on May 1, 2004. At that time, if the director continues serving on the board he or she will receive the shares without restrictions. As part of the total compensation provided to non-employee directors, a grant will be made on May 1, 2004. As discussed more fully in the “Report of the Nominating and Corporate Governance Committee” below, beginning in 2004, the equity compensation provided to non-employee directors will be solely in the form of restricted stock.

On May 1, 2003, each non-employee member of the board also received a grant of 3,900 options to acquire one share of the Company’s Common Stock for each option. The options were issued under the Company’s At-Risk Compensation Plan. The terms of those grants provide that, subject to certain limited exceptions, the options will vest on May 1, 2004, and will be exercisable until May 1, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors, and persons who own more than 10 percent of the Company’s common stock to file reports of ownership and changes in ownership concerning the common stock with the Securities and Exchange Commission, and to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the Section 16(a) filings that the Company has received, and on written representations that no other reports are required, the Company believes that all filings required to be made under Section 16(a) during 2003 were timely made.

REPORT OF THE NOMINATING

AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance committee (“Governance committee”) is primarily responsible for corporate governance matters affecting the Company and its subsidiaries. The Governance committee has five (5) members and is composed entirely of non-employee directors who each satisfy the “independence” standard established by the full board. The Governance committee met three (3) times during the past fiscal year.

Scope of Responsibilities

Established in February 2002, the Governance committee has several significant responsibilities, including:

•	Identifying and selecting qualified nominees for election to the board;

•	Assessing the contributions of existing members of the board for reelection;

•	Establishing qualification criteria for service as a member of the board, including “independence;”

•	Serving as a conduit for shareholders to communicate with the non-employee members of the board regarding nominees and other matters affecting Company business;

•	Formulating recommendations concerning the composition, organization and functions of the board and its committees;

•	Establishing compensation for non-employee members of the board;

•	Monitoring the effectiveness and functioning of the board and its various committees;

•	Approving management participation on compensated third party boards of directors;

•	Monitoring other corporate governance matters, including periodically reviewing the Company’s Shareholder Rights Agreement, Code of By-Laws and Articles of Incorporation as they relate to corporate governance; and

•	Overseeing the succession planning process for the office of Chief Executive Officer.

By design, there is at least one member of the Governance committee on each of the other committees of the board, and those persons serve as liaisons to the other committees with respect to corporate governance matters.

2003 Accomplishments

The Governance committee achieved several accomplishments in 2003. Continuing with the efforts initiated in 2002, throughout 2003 the Governance committee gathered, assessed, and, as appropriate, acted upon information relating to corporate governance primarily arising from the enactment of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the recommendation of significant changes for listed companies by the New York Stock Exchange (“NYSE”). These efforts by the Governance committee will continue in 2004.

As required by the Governance committee’s charter, which is attached to this proxy statement as Appendix B, and is posted on the Company’s website at www.vectren.com, the Governance committee conducted an annual review of the corporate governance principles applicable to the full board, which are attached to this proxy statement as Appendix A, and are also posted on the Company’s website at www.vectren.com. Based upon that review, the Governance committee determined that at this time no modifications to the corporate governance principles are necessary or advisable.

The Governance committee considers nominees for director, including nominees recommended by security holders. The policy for director nominations by shareholders is included under “Nomination of Directors by Shareholders” at pages 33 and 34 of this proxy statement.

The Governance committee conducted an annual informational inquiry with respect to each board member’s relationship with the Company and its subsidiaries. This action was required under the “independence” standards for the board, which were developed by the Governance committee as required by the Company’s corporate governance principles, and were approved by the full board. The “independence” standards are set forth and discussed at pages 10 and 11 of this proxy statement.

In April of 2003, the Governance committee recommended to the full board the realignment of the members of the board on the various board committees. In connection with this effort, the Governance committee evaluated each board member’s presence on committees in light of the applicable qualification requirements, including additional independence requirements pertinent to certain of the committees. Moreover, with respect to the Audit committee, the Governance committee identified Mr. Shymanski as a board member who meets the requirements for qualifying as a “financial expert” and, with his consent, recommended to the full board that he be designated as the Audit committee financial expert. Finally, the Governance committee recommended the periodic rotation of committee chairs. Upon reviewing each of the Governance committee’s recommendations, they were approved by the full board and effectuated as of May 1, 2003.

The Governance committee administered the annual board performance evaluation process pursuant to which the board critiqued its performance. The chair of the Governance committee then presented the evaluation results to the full board.

The Governance committee continued with the administration of the succession planning process regarding the Chief Executive Officer position. The purpose of this process is twofold. First, the Governance committee believes that it is prudent to have in place a short-term contingency plan in the unlikely event that an unforeseen emergency required that a replacement Chief Executive Officer be named. Second, the Governance committee believes that actively engaging in the succession planning process is a critical part of the Company’s long-term management continuity preparedness. Succession planning is an ongoing process with respect to management positions across the Company, and is an integral part of the Company’s normal personnel planning activities.

The Governance committee conducted an extensive search for an Ohio based member of the board. As a result of that process, Mr. R. Daniel Sadlier of Dayton, Ohio was identified as a potential candidate. Following an interview process with Mr. Sadlier, the Governance committee recommended to the full board that Mr. Sadlier be elected as a member of the board effective October 29, 2003, and a member of the Audit and Corporate Affairs committees of the board effective as of January 1, 2004. The full board accepted each of those recommendations and Mr. Sadlier was elected to the board effective October 29, 2003. Mr. Sadlier is a member of the class of directors who will stand for reelection at the 2005 annual meeting.

Under the oversight of the Governance committee, formal board development activities were undertaken. In late October and early November, the board conducted a multi-day development session where they heard from various professionals with respect to important issues affecting the Company, including issues relating to credit quality, corporate governance and energy regulation.

As the plan administrator of the Vectren Corporation At-Risk Compensation Plan (At-Risk Plan) with respect to compensation for non-employee members of the board, and with assistance from an independent compensation consultant, the Governance committee conducted an evaluation of the continuing market competitiveness of the non-employee board members’ compensation. As a result of that effort, the Governance committee determined that existing compensation remained at a market-competitive level and, consistent with that determination, made annual awards of restricted stock and stock options for directors effective as of May 1, 2003. In September of 2003, the Governance committee determined, with assistance from an independent compensation consultant, that the form of the equity component of non-employee board member compensation should be modified prospectively. Pursuant to that determination, future grants of annual equity compensation, which are next expected to occur on May 1, 2004, will be in the form of restricted stock, and no longer will consist of a mix of restricted stock and stock options.

Finally, in connection with the 2004 Annual Meeting, employing the qualification criteria set forth in the corporate governance guidelines, the Governance committee evaluated the board nominees who are standing for reelection. As a result of that process, and with Messrs. Mays and McGinley recusing themselves, the Governance committee concluded that the full board should recommend to the shareholders that the four existing directors whose terms are expiring at this meeting be reelected.

Annual Committee Charter Review and Performance Evaluation

As required by the Governance committee’s charter, in early 2004 the committee reviewed the charter and determined that no modifications were necessary or advisable at this time. Also as required by the Governance committee’s charter, the committee conducted an annual performance evaluation, the results of which have been discussed among the committee members.

Director Independence Standards

In determining director independence, the board of directors considers broadly all relevant facts and circumstances, including the corporate governance listing standards of the NYSE, which are summarized below. The board considers the issue not merely from the perspective of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director must be free of any relationship with the Company that impairs the director’s ability to make independent judgments, including indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company.

At a minimum, in making the independence determination, the board applies the following standards, and it also considers any other relationships it deems relevant.

1. A director who is an employee, or whose immediate family member is an executive officer, of the Company may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chair or Chief Executive Officer will not disqualify a director from being considered independent following that employment.

2. A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent until three years after he or she ceases to receive more than $100,000 per year in compensation. Compensation received by a director for former service as an interim Chair or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee of the company will not be considered in determining independence under this test.

3. A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

4. A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

5. A director who is an executive officer, general partner or employee, or whose immediate family member is an executive officer or general partner, of an entity that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

Selection and Evaluation of Director Candidates

All director candidates must meet the requirements established by the Governance Committee from time to time and the Director Qualification Standards included in the Company’s Corporate Governance Guidelines. Candidates are reviewed in the context of the current composition of the board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this evaluation, the Governance Committee considers the candidate’s professional background, skills and such other factors as it deems appropriate given the current needs of the board and the Company.

Commitment

The Governance committee is committed to ensuring that the Company implements and follows corporate governance principles that are in furtherance of the interests of the Company’s stakeholders. The Governance committee anticipates meeting throughout 2004 to continue to enhance the Company’s corporate governance principles, which are expected to evolve coincident with the ongoing changes being implemented by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 and the Corporate Governance Listing Standards of the NYSE as part of its oversight of listed companies.

Nominating and Corporate Governance Committee

Robert L. Koch II, Chair,
John M. Dunn,
Anton H. George,
William G. Mays, and
J. Timothy McGinley

REPORT OF THE CORPORATE AFFAIRS COMMITTEE

The Corporate Affairs committee is primarily responsible for ensuring the discharge of the board’s duties relating to the Company’s policies, practices and procedures as a responsible corporate citizen. The Corporate Affairs committee consists of five (5) members and is composed entirely of non-employee directors who each satisfy the “independence” standard established by the full board. The Corporate Affairs committee met twice during the last fiscal year.

Scope of Responsibilities

The Corporate Affairs committee has been in existence since the time of the merger creating the Company. The Corporate Affairs committee’s responsibilities are set forth in its charter, which is attached to this proxy statement as Appendix C and is also posted on the Company’s website at www.vectren.com. Those responsibilities include:

•	Overseeing policies, practices and procedures relating to business practices, including compliance with applicable laws and regulations;

•	Overseeing policies, practices and procedures relating to public communications with key stakeholders, other than the financial community;

•	Overseeing policies, practices and procedures relating to community relations, including charitable contributions and community affairs;

•	Overseeing policies, practices and procedures relating to customer relations, including customer satisfaction and quality of customer service;

•	Overseeing policies, practices and procedures relating to employer practices and procedures, including the Company’s objective of being an employer of choice, the attainment of workforce diversity, and compliance with employment related laws, regulations and policies; and

•	Overseeing policies, practices and procedures relating to environmental compliance and stewardship, including adherence to environment related laws and regulations.

2003 Accomplishments

The Corporate Affairs committee considered several matters during the year. Management presentations were provided regarding the Company’s relationships with its customers, including the ongoing measurement of customer satisfaction which is used by the Compensation and Benefits committee as a performance metric under the Company’s At-Risk Compensation Plan (“At-Risk Plan”). The Corporate Affairs committee also considered how the Company communicates with its customers, including with respect to topics such as high natural gas prices.

Presentations were provided by management regarding natural gas supply, including the measures employed by the Company’s regulated business group to minimize price volatility for customers.

The Corporate Affairs committee monitored the activities of the Company’s foundation, including expected activities in 2004. As part of this oversight, the Corporate Affairs committee has charged management with evaluating the continuing appropriateness of the Company’s funding level for the foundation, which is currently targeted at one percent of recent average pre-tax income.

Safety performance by the Company’s subsidiaries was monitored by the Corporate Affairs committee. Considerable attention was given to the types of safety issues that arise in the Company’s regulated business operations, as well as efforts that can and should be implemented to minimize workplace accidents and injuries. Safety performance is also used by the Compensation committee as a metric in establishing annual at-risk payment awards under the At-Risk Plan.

The Company’s ongoing efforts to design and implement a supplier diversity program were reviewed by the Corporate Affairs committee. As part of this effort, the strategic implications and benefits of pursuing supplier diversity at the Company were considered.

The overall satisfaction of the Company’s employees was reviewed and considered by the Corporate Affairs committee. This action included an evaluation of an employee satisfaction survey conducted by the Company, as well as a consideration of the results and response of management in light of the Company’s objective to be an employer of choice.

The Company’s environmental compliance and stewardship were considered at each meeting of the Corporate Affairs committee. Presentations were provided with respect to various environmental initiatives being undertaken by the Company.

Reports were provided to the Corporate Affairs committee by legal counsel regarding litigation affecting the Company and its subsidiaries. Those reports included environmental compliance and employment litigation matters.

Finally, legislative matters that are of importance to the Company at the federal level, as well as in Indiana and Ohio, were reviewed and considered by the Corporate Affairs committee.

Annual Committee Charter Review and Performance Evaluation

As required by the Corporate Affairs committee’s charter, in early 2004 the committee reviewed the charter and determined that no modifications were necessary or advisable at this time. Also as required by the Corporate Affairs committee’s charter, the committee conducted an annual performance evaluation, the results of which will be discussed by the committee at its next regularly scheduled meeting.

Commitment

The Corporate Affairs committee is committed to ensuring that the Company conducts its operations consistent with being a good corporate citizen. The Corporate Affairs committee anticipates meeting at least twice in 2004 to continue to focus on the matters set forth in its charter.

Corporate Affairs Committee

William G. Mays, Chair,
L. A. Ferger,
Richard P. Rechter,
Ronald G. Reherman, and
R. Daniel Sadlier

REPORT OF THE AUDIT COMMITTEE

The Audit committee oversees the Company’s financial reporting process on behalf of the full board. The Audit committee consists of five members, who each satisfy the “independence” standard established by the full board, as well as the independence requirements contained in the Corporate Governance Listing Standards of the New York Stock Exchange (“NYSE”). The Audit committee met six (6) times during the past fiscal year.

Scope of Responsibilities

The Audit committee operates under a written Audit Committee Charter containing provisions that address requirements imposed by the SEC and the NYSE. That charter is attached to this proxy statement as Appendix D and is also posted on the Company’s website at www.vectren.com. The Audit committee’s responsibilities include the authority and the responsibility of:

•	Selecting, evaluating, and replacing the independent auditors;

•	Reviewing the scope, conduct, and results of audits performed;

•	Making inquiries as to the differences of views, if any, between such independent auditors and officers and employees of the Company and subsidiaries with respect to the financial statements and records and accounting policies, principles, methods and systems;

•	Considering whether the provision by the independent auditors of services for the Company in addition to the annual audit is compatible with maintaining the independent auditors’ independence; and

•	Reviewing the policies and guidelines of the Company and subsidiaries designed to ensure the proper use and accounting for corporate assets, and the activities of the Company’s Internal Audit department.

2003 Accomplishments

In early January of 2003, management brought to the attention of the Audit committee that in finalizing the Company’s 2002 financial results, certain errors relating to the Company’s 2001 results were discovered. Management, together with the Audit committee, immediately involved Deloitte & Touche LLP (“Deloitte”), the Company’s independent auditors, in assessing this circumstance. As a result, the determination was made by the Company that it was appropriate to re-audit the Company’s financial results for 2000, 2001, and to restate the results for those years and the quarterly results reported for 2002. Under the oversight of the Audit committee, this restatement process was completed in a timely fashion and the Company’s financial results for 2000, 2001 and 2002, as restated, were reported on March 18, 2003. Throughout the process, the Audit committee had direct access to, and met privately with, the Company’s independent auditors and external legal counsel.

In fulfilling its oversight responsibilities, the Audit committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the Company’s financial reporting and disclosure controls. The Audit committee also received reports from management with respect to each of the Company’s Quarterly Reports on form 10-Q and reviewed drafts of the Company’s earnings releases prior to public dissemination.

The Audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit committee under generally accepted auditing standards.

In addition, the Audit committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the auditors’ written disclosures required by the Independence Standards Board.

The Audit committee also discussed with the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits. The Audit committee meets periodically with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

During the year, the Audit committee administered the Company’s policy to govern when and under what circumstances the Company can engage its independent auditors to provide non-audit related services. The policy, which was finalized and approved in February 2003, is in response to directives from the SEC with respect to ensuring the independent auditors’ independence from the Company.

During the year, the Audit committee has been involved in monitoring the efforts undertaken by the Company to comply with the internal control certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These efforts are ongoing and are expected to be completed in 2004 to meet the compliance and reporting date of December 31, 2004.

Corporate Code of Conduct

As provided for in its charter, the Audit committee is responsible for establishing, reviewing and updating periodically a Corporate Code of Conduct (“Code”) and ensuring that management has established a system to enforce this Code. This includes ensuring that the Code is in compliance with all applicable rules and regulations. In response to requirements proposed by the SEC, during 2003, a revised Code was proposed and recommended for approval to the full board, which occurred in January 2004. A copy of the Code is attached as Appendix G to this proxy statement and is also posted on the Company’s website at www.vectren.com. The Audit committee reviews management’s monitoring of the Company’s compliance with the Code, and ensures that management has the proper review system in place to provide that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

Delineation of Responsibilities Between Management, the Independent Auditors, and the Audit Committee

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.

The Company’s independent auditors are responsible for auditing the financial statements prepared by management.

The Audit committee’s responsibility is to monitor and review the processes performed by management and the independent auditors. It is not the Audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit committee members are not employees of the Company. Therefore, the Audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. Furthermore, the Audit committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

2003 Form 10-K

In reliance on the reviews and discussions referred to above, the Audit committee recommended to the board of directors that the audited financial statements for 2003 be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

A copy of the Company’s 10-K is available without charge upon request. Send your request to:

Attn:	Investor Relations
Vectren Corporation
P.O. Box 209
Evansville, IN 47741

Reappointment of Deloitte & Touche LLP

The Audit committee considered and has recommended to the full board that Deloitte be reappointed as the Company’s independent auditors for fiscal year 2004. That recommendation calls for the reappointment to be subject to ratification by the shareholders of the Company at the 2004 Annual Meeting.

Annual Committee Charter Review and Performance Evaluation

As required by the Audit committee’s charter, in early 2004 the committee reviewed the charter and determined that no modifications were necessary or advisable at this time. Also as required by the Audit committee’s charter, the committee conducted an annual performance evaluation, the results of which have been discussed among the committee members.

Commitment

The Audit committee is committed to ensuring that the Company implements and follows necessary and appropriate financial reporting processes. The Audit committee anticipates meeting at least quarterly throughout 2004.

Audit Committee

Richard W. Shymanski, Chair,
John D. Engelbrecht,
L. A. Ferger,
Anton H. George, and
R. Daniel Sadlier

EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

The Compensation and Benefits committee (“Compensation committee”) is responsible for reviewing and approving all elements of the total compensation program for officers of the Company and certain of its subsidiaries and with respect to those officers serves as an administrator of the annual and long-term incentive plans, including the Company’s At-Risk Compensation Plan (the “At-Risk Plan”). The Compensation committee is also responsible for monitoring the Company’s executive compensation programs to ensure that they are aligned with the Company’s business strategies and financial goals. The Compensation committee is composed entirely of non-employee directors who each satisfy the “independence” standard established by the full board. The Compensation committee operates pursuant to a charter, which is attached to this proxy statement as Appendix E, and is also posted on the Company’s website at www.vectren.com.

A.  Executive Compensation Policy.

The Company’s total compensation program for officers includes base salaries, as well as annual incentive and long-term incentive opportunities under the At-Risk Plan. Currently, there are also outstanding grants of restricted stock that were made under the Vectren Corporation Executive Restricted Stock Plan (“Restricted Stock Plan”) which is the former Indiana Energy, Inc. Executive Restricted Stock Plan. Those grants occurred prior to the adoption of the At-Risk Plan.

The Compensation committee’s primary objective is to achieve above-average performance by providing the opportunity to earn above-average total compensation (base salary, at-risk annual and long-term incentives) for above-average performance. Each element of total compensation is designed to work in concert. The total program is designed to attract, motivate, reward and retain the broad-based management talent required to serve customer, employee, and shareholder interests. The Company believes that the program also motivates the Company’s officers to acquire and retain appropriate levels of stock ownership and is competitive with programs offered by comparable organizations of similar size. It is the opinion of the Compensation committee that the total compensation earned by Company officers in 2003 achieves these objectives and is fair and reasonable. Each aspect of the total compensation program is discussed in greater detail below.

B.  Components of Executive Compensation.

Base Salary

Individual salaries are set based on market comparisons to actual pay for comparable positions within the utility industry, and industry in general. In determining actual salaries, the Compensation committee takes into consideration individual performance, experience, potential, and changes in executive responsibilities. Establishing industry-based salaries provides an objective standard by which to judge the reasonableness of the Company’s salaries, maintains the Company’s ability to compete for and retain qualified executives, and ensures that internal responsibilities are properly rewarded.

Annual Incentive Compensation

All of the Company’s officers have a significant portion of their total compensation at risk. Participation in the annual incentive opportunity under the At-Risk Plan, which includes the Chief Executive Officer, is extended to those positions that play key roles in achieving annual financial and operating objectives. Annual incentive opportunities are also based on periodic reviews of prevailing practices for comparable positions among similar companies of comparable size. The potential incentive award is determined annually by the Compensation committee and is based upon a percentage of each participant’s base salary. During the past year, target annual incentive opportunities for executive officers, excluding the Chief Executive Officer, ranged from 40 to 55 percent of base salary.

For 2003, under the At-Risk Plan, the Compensation committee established three performance metrics to be used for determining whether and to what extent annual incentive payments would be made to participants. The first metric was based upon the Company’s achievement of specified earnings per share (“EPS”) measures, as adjusted for normal weather and the impact of the Company’s common stock offering that was effectuated during the year. For 2003, excluding Mr. Ellerbrook, this metric represented 75 percent of the total annual incentive payment opportunity for three of the four executive officers. In the case of Mr. Chapman, this metric represented 70 percent of his total incentive payment opportunity, with the remaining 30 percent based upon the EPS of Vectren Enterprises, Inc. (“Enterprises”), the holding company for the Company’s non-regulated business interests. The Compensation committee established three 2003 EPS measures for payments: threshold (zero payment); target; and maximum (two times target incentive). Linear interpolation was to be used for results between threshold, target and maximum. As a result of the Company’s performance in 2003, the payment relating to Company EPS was at 52 percent of target. In the case of Mr. Chapman, based upon the EPS of Enterprises, the payment under the At-Risk Plan for this metric was at 167 percent of target.

The second metric was based upon achieving a specified level of safety performance during 2003 and, excluding Mr. Ellerbrook, represented 15 percent of the total annual incentive opportunity for the executive officers other than Mr. Chapman. This metric was designed to incent the minimization of OSHA recordable accidents at the Company and the Company’s regulated subsidiaries. Similar to the EPS metric, the Compensation committee established achievement standards for 2003 OSHA Recordable Accidents: threshold; target; and maximum. Similar to the measurement used for the first metric, linear interpolation was used for results between threshold, target and maximum. In 2003, the actual number of OSHA recordable accidents resulted in a 200 percent of target payment with respect to this metric.

The third metric was based upon achieving a specified level of customer satisfaction during 2003, and, excluding Mr. Ellerbrook, represented the remaining 10 percent of the total annual incentive opportunity for the executive officers other than Mr. Chapman. In 2003, the customer satisfaction performance resulted in a 150 percent of target payment with respect to this metric.

The amounts payable under the At-Risk Plan for 2004 will be determined and paid early in 2005 and accordingly will be reflected in next year’s proxy statement as part of calendar year 2004 compensation.

Long-Term Incentive Compensation

The purpose of the long-term incentive opportunity under the At-Risk Plan is to retain and motivate the Company’s principal officers to increase their incentive to work toward the attainment of the Company’s long-term growth and profit objectives. Under the plan, the Compensation committee determines the executive officers, as well as other principal officers, to whom grants will be made and the percentage of each officer’s base salary to be used for determining the number of shares or options to be granted. Like the potential cash payment that may be received as the annual incentive opportunity under the At-Risk Plan, this component of total compensation is also performance driven and totally at risk.

Prior to the adoption of the At-Risk Plan by the Company’s shareholders in April 2001, in September of 2000 the board of directors determined that it was appropriate to grant to the executive officers, as well as other principal officers, restricted stock under the Restricted Stock Plan, which was originally approved by Indiana Energy’s shareholders. It was adopted by the Company’s board of directors as a Company plan concurrent with the effective date of the merger of Indiana Energy and SIGCORP, Inc. in March of 2000. That September 2000 grant, which was effective as of October 1, 2000, provided as prescribed by the Restricted Stock Plan that, depending upon the Company’s performance as measured using total shareholder return (stock price appreciation plus dividends) relative to the performance of its designated peer group, the grant could double, vest or be forfeited. The grant was subdivided into three segments, which had, respectively, performance measuring periods ending December 31, 2002, December 31, 2003 and December 31, 2004. At the end of December 31, 2002, the Company’s performance placed it into the top quartile of its peer group and, as a result, one third of the grant was doubled and, as doubled, remained restricted subject to continued employment for an additional year. As discussed more fully below in Footnote (4) to Table I, the Summary Compensation Table, that grant, as doubled, is reflected in 2002 compensation. As of December 31, 2003, that grant, as doubled, vested.

Regarding the portions of the grant with measuring periods ending December 31, 2003 and December 31, 2004, the Compensation committee determined that in measuring the Company’s performance relative to its peers, the concept of linear interpolation should be employed instead of the use of absolute quartiles. This action, which was taken in December of 2002, and subsequently ratified by the full board (excluding Mr. Ellerbrook), provides that if the Company’s performance puts it below the 25th percentile relative to its peers, the grant is forfeited. Performance by the Company between the 25th and 90th percentile of the peer group can result in the grant ranging from 0.375 to two times. Performance by the Company at the 90th percentile and higher will result in the grant doubling. The Compensation committee concluded, based upon advice from its independent consultant, that this method is preferable to the use of the absolute quartile method, which relies upon measurement cliffs.

For the portion of the grant with a measuring period ending December 31, 2003, in measuring the Company’s performance relative to its peers and employing linear interpolation, an award was made equal to 1.2794 the target payment. That grant, as modified for the performance adjustment, is reflected in 2003 compensation in Table I, the Summary Compensation Table, under LTIP Payouts. That grant is still subject to forfeiture since, except for limited circumstances provided in the Restricted Stock Plan, i.e., death, retirement, the grant recipient must remain employed by the Company for an additional year to receive the shares on an unrestricted basis.

In December of 2003, the Compensation committee met, and, similar to action taken at its December 2002 meeting with respect to 2003 compensation, the committee decided to provide annual long-term compensation grants as part of executives’ total compensation opportunity for service to be provided in 2004. As a result of a review of pertinent market data, and with assistance from an independent compensation consultant retained by the Compensation committee, at that meeting the determination was made to shift the historical mix of equity compensation grants from 50 percent stock options and 50 percent restricted stock to 25 percent stock options and 75 percent restricted stock.

At the December 2003, meeting, the Compensation committee authorized grants of stock options as of January 1, 2004, at the market price on the first trading date after the date of grant to each of the Company’s key employees. The award of options under the At-Risk Plan varied for each participant and was based upon market data that established the appropriate market level for those payouts consistent with the Executive Compensation Policy described above. The award was predicated upon a review of long-term market incentive compensation data as of December 2003, and provides that the options will vest 34 percent as of January 1, 2005, 33 percent as of January 1, 2006, and 33 percent as of January 1, 2007. The options have a term of ten years.

At the December 2003 meeting, the Compensation committee also authorized grants of restricted stock effective as of January 1, 2004, the ultimate amount of which will be determined by the Company’s performance relative to its peer group. The final determination of the grant of restricted stock will occur at the conclusion of the performance period ending December 31, 2006. Linear interpolation will be employed when performing that calculation, and performance versus the peer group which is below the 25th percentile will result in a complete forfeiture, while performance at the 90th percentile will result in a doubling of the grant. Consistent with prior grants, subject to limited exceptions, the recipient will be required to remain employed by the Company through December 31, 2007 before the grant will vest.

It is the opinion of the Compensation committee that the long-term plan meets the objective of providing executive officers, as well as other principal officers, with the appropriate long-term interest in maximizing shareholder value. A participant’s increased level of equity in the Company is contingent upon the additional enhancement of shareholder value relative to the performance of the Company’s common stock. In addition, the vesting restrictions provide an incentive for all plan participants to remain with the Company.

C.  Chief Executive Officer Compensation.

The compensation of Niel C. Ellerbrook, Chairman, President and Chief Executive Officer, consists of the same components as for other executive officers, namely base salary, an at-risk payment under the annual incentive plan, and an at-risk long-term incentive.

In establishing Mr. Ellerbrook’s total compensation for 2003, the Compensation committee considered the total compensation of other chief executive officers in comparable companies, the financial and business performance of the Company, and a subjective evaluation of the leadership role provided by Mr. Ellerbrook.

Mr. Ellerbrook’s base salary was established on the same basis as the other Company officers. This basis was described previously in this report.

Mr. Ellerbrook’s annual incentive opportunity and actual payment received for 2003 were established pursuant to the At-Risk Plan and was based upon the three metrics described in section B of this report—2003 EPS, Safety and Customer Satisfaction. With respect to 2003 EPS, which accounted for the vast majority of Mr. Ellerbrook’s annual incentive opportunity, he received $203,778, which represented 52% of the target payment opportunity. Regarding Safety, he received a payment of $157,200, and with respect to Customer Satisfaction he received a payment of $78,600, which payments represented, respectively, 200% and 150% of the applicable target payment opportunities. The methods of measurements ensured the linkage of this aspect of Mr. Ellerbrook’s compensation to the Company’s financial performance, as well as the maintenance of a safe workplace and customer satisfaction. Mr. Ellerbrook was eligible to receive a target annual incentive opportunity of 80 percent of salary and a maximum annual incentive of 160 percent of salary.

Mr. Ellerbrook’s receipt of stock options under the At-Risk Plan is likewise directly linked to the Company’s performance. Whether the options have value and, if so, in what amount, will depend upon the performance of the Company’s common stock. Similarly, Mr. Ellerbrook’s receipt of restricted stock has a direct correlation to the Company’s performance relative to its peers.

For the same reasons expressed above with respect to the conclusion regarding the appropriateness of the total compensation provided other executive officers, it is the opinion of the Compensation committee that Mr. Ellerbrook’s total compensation is reasonable and appropriate.

D.  Share Ownership.

The Company’s share ownership policy requires officers and directors to meet share ownership targets. That policy was adopted in 2000 and it provides for a five year transition period for officers to comply. The Compensation committee expects the officers to make ratable progress toward compliance each year. The program includes these key features:

•	Participants who are officers have a share ownership target based on a multiple of their base salary, ranging from two times base salary for certain participants to five times for Mr. Ellerbrook. As of the end of 2003, four of the five named executive officers listed in the compensation table on page 22, already exceed the established ownership requirements.

•	Participants who are non-employee board members have a share ownership target of five times the annual retainer amount of $20,000. As of the end of 2003, ten of the twelve non-employee board members already exceed the established ownership requirement.

•	As an incentive to maximize shareholder value, a participant may count toward his or her target the value of owned shares, including derivative units of Company stock in the Company’s Non-Qualified Deferred Compensation Plan, the value of vested “in the money” stock options and the market value of restricted shares, with market value based on the market price of the Company’s common shares.

E.  Compensation Consultant, Termination Benefits Agreements And Deductibility Of Executive Compensation.

To assist the Compensation committee, the services of an independent compensation consultant are utilized. The consultant assists by evaluating the total compensation system relative to the compensation systems employed by comparable companies. The consultant also provides an additional measure of assurance that the system is a reasonable and appropriate means to achieve the Company’s objectives.

As described elsewhere under the heading “Employment And Termination Benefits Agreements,” the Company has entered into employment agreements with each of the executive officers. These agreements do not affect in any manner the recommendations of the Compensation committee and the determinations by the non-employee members of the board with respect to the total compensation provided the executive officers.

In 1993, Congress enacted Section 162(m) of the Internal Revenue Code (“Code”), applicable to the individual executives named in the Summary Compensation Table, that disallows corporate deductibility for “compensation” paid in excess of One Million Dollars unless the compensation is payable solely on achievement of an objective performance goal. The “At-Risk Compensation Plan” has been structured to satisfy the requirements of 162(m) of the Code. Consequently, the Compensation committee does not anticipate that in the future the compensation paid to executive officers in the form of base salaries and incentive compensation will be non-deductible under Section 162(m) of the Code.

F.  Shareholder Proposals.

At the 2004 Annual Meeting there is one shareholder proposal that will be considered relating to the accounting treatment for stock options. Upon receipt of this proposal by the Company, it was referred to the

Compensation committee, which evaluated the proposal, with assistance from its independent compensation consultant, and formulated a response that was recommended for approval by the full board. The recommended response of the Compensation committee with respect to the proposal was accepted by the full board and is set forth on page 32 of the proxy statement.

G.  Annual Review of Committee Charter and Performance Evaluation.

As required by the Compensation committee’s charter, in early 2004 the committee reviewed its charter and determined that no modifications were necessary or advisable at this time. Also as required by the Compensation committee’s charter, the committee conducted a performance evaluation, the results of which have been discussed among the committee members.

Compensation and Benefits Committee

Jean L. Wojtowicz, Chair,
John M. Dunn,
Robert L. Koch II,
Richard P. Rechter, and
Richard W. Shymanski

COMPENSATION

The following tabulation shows for years 2001, 2002, and 2003 the compensation paid by the Company and its subsidiaries to each of the five most highly compensated executive officers of the Company and its subsidiaries in all capacities in which they serve.

TABLE I

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)
		Annual Compensation			Long-term Compensation Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Com- pensation ($)(2)	Options (# Shares) (3)	LTIP Payouts ($)(4)	All Other Compensation ($)(5)
Niel C. Ellerbrook Chairman and Chief Executive Officer	2003 2002 2001	653,656 603,732 548,847	439,578 472,505 77,000	107,879 53,918 51,903	71,000 125,000 230,000	529,728 828,092 —	86,492 96,576 120,278

Carl L. Chapman Executive Vice President, and President Vectren Enterprises	2003 2002 2001	319,327 294,424 269,617	151,882 134,370 27,000	35,347 18,332 17,647	21,000 37,500 85,000	180,117 281,552 —	26,216 34,543 39,083

Jerome A. Benkert Jr. Executive Vice President and Chief Financial Officer	2003 2002 2001	299,328 274,425 249,423	113,250 120,811 22,500	29,156 13,857 13,339	21,000 37,500 50,000	136,142 212,779 —	28,885 29,850 33,904

Ronald E. Christian Executive Vice-President, General Counsel and Secretary	2003 2002 2001	279,329 254,423 229,616	93,956 99,578 18,400	25,287 11,862 11,419	18,000 30,000 50,000	116,521 182,164 —	31,685 35,059 36,330

William S. Doty Executive Vice President Utility Operations	2003 2002 2001	220,656 189,654 174,521	77,178 61,737 10,500	13,060 5,931 5,709	12,000 17,300 22,000	58,273 91,057 —	13,344 10,739 12,835

Earnings are shown on a calendar year basis.

(1)	The amounts shown in this column are exclusively payments under the Company’s At-Risk Compensation Plan, which is discussed above in Part B, relating to “Annual Incentive Compensation,” and Part C of the Compensation and Benefits Committee Report.

(2)	The amounts shown in this column are dividends paid on restricted shares issued under the Vectren Corporation Executive Restricted Stock Plan and the At-Risk Compensation Plan. No restricted shares were issued to executives in 2001 and 2002.

(3)	The options shown were issued under the Company’s At-Risk Compensation Plan. For further information, see the discussion above in Part B relating to “Long-Term Incentive Compensation,” and Part C of the Compensation and Benefits Committee Report.

(4)

The amounts shown in this column represent the value of shares issued under the Vectren Corporation Restricted Stock Plan and for which the amount of the grant was fixed as of the end of the year. As discussed in the Compensation and Benefits Committee Report under Part B, “Long-Term Incentive Compensation,” the number of shares of restricted stock to be awarded to the executive is not fixed until the end of the applicable performance measurement period. Once the number of shares is fixed, the shares are issued to the executive, but are subject to forfeiture if the executive ceases to be employed by the Company during the next year. For 2003 compensation, the LTIP Payout amounts reflect the value of the total number of shares fixed as of December 31, 2003 multiplied by the closing price for Company common stock as of that date. Subject to the executive’s continued employment with the Company, these shares will vest on December 31, 2004. The actual value of the shares at the time of vesting will depend upon the then-applicable Company common stock market price as of December 31, 2004. For 2002 compensation, the LTIP Payout amounts reflect the value of the total number of shares fixed as of December 31, 2002 multiplied by the closing price for Company common stock as of December 31, 2003. In connection with the preparation of this proxy statement, the Company has determined that reflecting LTIP Payout amounts in the year when they are fixed dependent upon the Company’s performance in that year appropriately presents each executive’s total compensation. For proxy disclosure purposes, for years subsequent to 2002, including 2003, the closing price of the Company’s common stock as of the last day of the performance period will be used when calculating the value of the LTIP Payout amounts for the year.

At December 31, 2003, the aggregate number and value of unvested restricted shares previously awarded (including a grant authorized by the Compensation and Benefits committee on December 10, 2003 to be effective on January 1, 2004) based upon the closing price of the Company’s common stock on December 31, 2004 was as follows: Mr. Ellerbrook: 111,287 shares—$2,743,225; Mr. Chapman: 35,018 shares—$863,194; Mr. Benkert: 31,840 shares—$784,856; Mr. Christian: 27,423 shares—$675,977; and Mr. Doty: 15,812 shares—$389,766.

(5)	This column reflects Company contributions to the retirement savings plan (Ellerbrook: 2003—$12,000, 2002—$11,500, 2001—$10,031; Chapman: 2003—$12,000, 2002—$11,500, 2001—$10,200; Benkert: 2003—$12,000, 2002—$11,500, 2001—$10,200; Christian: 2003—$12,000, 2002—$10,137, 2001—$8,367; Doty: 2003—$6,000, 2002—$5,500, 2001—$ 5,100, the dollar value of insurance premiums paid by, or on behalf of, the Company and its subsidiaries with respect to insurance (term life for 2003, split dollar for 2001 and 2002) for the benefit of executive officers (Ellerbrook: 2003—$550, 2002—$48,445, 2001—$47,444; Chapman: 2003—$269, 2002—$11,430, 2001—$11,101; Benkert: 2003 $252, 2002—$7,784, 2001—$7,549; Christian: 2003—$235, 2002—$13,023, 2001—$12,793); Doty: 2003—$193, deferred compensation contributions to restore employer contributions to the Company Retirement Savings Plan (Ellerbrook: 2003—$55,570, 2002—$29,344, 2001—$52,240; Chapman: 2003—$12,222, 2002—$10,785, 2001—$16,657; Benkert: 2003—$ 13,208, 2002—$6,316, 2001—$12,265; Christian: 2003—$10,735, 2002—$4,869, 2001—$12,610); Doty: 2003—$2,472, 2002—(none); 2001—$2,056 reimbursement for taxable expenses (Ellerbrook: 2003—$ 18,372, 2002—$7,287, 2001—$10,563; Chapman: 2003—$1,725, 2002—$828, 2001—$1,125; Benkert: 2003—$3,425; 2002—$4,250; 2001—$3,890; Christian: 2003—$8,715; 2002—$7,030; 2001—$2,560); Doty: 2003—$4,679; 2002—$5,239; 2001—$5,680.

TABLE II

OPTION/STOCK APPRECIATION RIGHTS (“SAR”) GRANTS

IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

Name	Number of Securities Underlying Options/ SARs Granted (#)(1)	% of Total Options/ SARs Granted to Employees in Fiscal Year		Exercise or Base Price (Per Share) ($)		Expiration Date	Grant Date Present Value ($)(2)
Niel C. Ellerbrook	71,000	25.60%			$24.74	1/1/2014	$301,750
Carl L. Chapman	21,000	7.57%			$24.74	1/1/2014	89,250
Jerome A. Benkert, Jr.	21,000	7.57%			$24.74	1/1/2014	89,250
Ronald E. Christian	18,000	6.49%			$24.74	1/1/2014	76,500
William S. Doty	2,300 12,000	0.83 4.33	% %	$ $	22.57 24.74	1/1/2013 1/1/2014	9,775 51,000

(1)	In 2003 a total of 320,200 options were awarded to all plan participants under the Vectren Corporation At-Risk Compensation Plan. Of the total options granted in 2003, 277,300 options were granted to employees and 42,900 were granted to non-employee directors. Stock options are exercisable upon vesting in whole or in part and expire ten years from the date of grant. Grants to employees during 2003 have a vesting schedule pursuant to which 34 percent vests at the end of the first year, and 33 percent vests at the end of the second and third year. For purposes of this proxy, the options reflected in this table and footnote represent grants authorized by the Compensation and Benefits committee in 2003 and, in some instances, were effective on January 1, 2004. Grants to executives authorized in 2002 and effective on January 1, 2003 were previously reported in Table II in 2002.

(2)	The assumption used for the Model are as follows: Volatility—19.53 percent based on monthly stock prices for the period of the 36 months ending December 31, 2003; Risk-free rate of return—4.74 percent; Dividend yield—4.68 percent over the period of January 1, 2001 to December 31, 2003; and a ten-year exercise term. A discount of .9412 was applied to reflect a 3-year graduated vesting schedule. (Per a binomial model as certified by an independent consultant retained by the Compensation and Benefits committee.)

TABLE III

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

FROM 1/1/2003 TO 12/31/2003

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options As of 12/31/2003(1)		Value of Unexercised In-The-Money Options as of 12/31/2003(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Niel C. Ellerbrook	0	0	180,500	245,500	353,230	314,570
Carl L. Chapman	0	0	63,750	79,750	126,225	107,875
Jerome A. Benkert, Jr.	0	0	42,750	65,750	81,915	78,335
Ronald E. Christian	0	0	40,200	57,800	78,192	71,108
William S. Doty	2,641	$23,346	38,298	32,218	138,249	36,179

(1)	Includes grants authorized by the Compensation and Benefits Committee on December 10, 2003 to be effective as of January 1, 2004.

(2)	Includes value of unexercisable grants authorized by the Compensation and Benefits Committee on December 10, 2003 effective as of January 1, 2004, valued at December 31, 2003.

TABLE IV

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts Under Non-Stock Price-Based Plans
(a)	(b)	(c)	(d)	(e)	(f)
	Number of Shares; Units or Other Rights(1)	Performance or Other Periods Until Maturation or Payout(2)	Threshold Number of Shares(3)	Target Number of Shares(4)	Maximum Number of Shares(5)
Niel C. Ellerbrook	43,000	0	16,125	43,000	86,000
Carl L. Chapman	13,000	0	4,875	13,000	26,000
Jerome A. Benkert, Jr.	13,000	0	4,875	13,000	26,000
Ronald E. Christian	11,000	0	4,125	11,000	22,000
William S. Doty	7,100 500	0 0	2,663 188	7,100 500	14,200 1,000

(1)	This column reflects restricted stock grants awarded under the Vectren Corporation At-Risk Compensation Plan by the Compensation and Benefits Committee on December 10, 2003, to be effective January 1, 2004.

This column also reflects a restricted stock grant of 500 shares awarded to Mr. Doty on May 1, 2003 under the At-Risk Compensation Plan. This award recognized his additional responsibilities as Executive Vice President of Utility Operations and supplemented a grant awarded by the Compensation and Benefits Committee on December 11, 2002 and granted on January 1, 2003.

The manner for determining the awards, and other terms and conditions of the At-Risk Plan, are discussed in the Compensation and Benefits Committee Report relating to “Long-Term Incentive Compensation.” The market value of the shares on the date of grant is determined by the market price on the date of grant or, if no trading occurs on that date, the market price on the next trading day on which shares are traded. Dividends are paid directly to the holders of the stock.

(2)	As discussed in the Compensation and Benefits Committee Report relating to “Long-Term Incentive Compensation,” for the grant authorized on December 10, 2003 and granted on January 1, 2004, the measurement period commenced on January 1, 2004 and will conclude on December 31, 2006. The measurement period for Mr. Doty’s supplemental grant of 500 restricted shares commences on January 1, 2003 and will conclude on December 31, 2005 in keeping with the original grant.

(3)	The ultimate amount of the grant will be determined by the Company’s performance relative to its peer group. Performance at the 25th percentile will result in a threshold payment equal to 0.375 of the initial grant which is shown in column (b), and in column (e). Performance versus the peer group which is below the 25th percentile will result in a complete forfeiture.

(4)	The total number of shares in column (b), and also set forth in column (e), are subject to forfeiture as discussed in footnote (3). If the Company’s performance compared to the peer group during the measurement period places it above 25% and below 90%, linear interpolation will be employed to perform the award calculation. At target, the payment will be equal to the initial grant which is shown in column (b).

(5)	Under the At-Risk Plan, if the Company’s performance compared to the peer group during the measuring period places it in the 90th percentile, an additional performance grant equal to the original grant will be made. In that event, the shares shown in column (e) will be doubled.

RETIREMENT SAVINGS PLAN

During the past fiscal year, the Company sponsored the Retirement Savings Plan which covers both bargaining and non-bargaining employees.

In general, the Company’s Retirement Savings Plan permits participants to elect to have not more than 50 percent of their qualified compensation (subject to certain maximums imposed on highly compensated employees by the Internal Revenue Code) invested on a tax-deferred basis in shares of the Company’s common stock or various investment funds. Salaried participants in the Savings Plan have matching Company contributions made to the plan on their behalf equal to 50 percent of their contributions not in excess of 6 percent of their individual redirected compensation. Also, a Company contribution is made to the Savings Plan for all eligible salaried employees which is equal to 3 percent of compensation, other than certain employees who are grandfathered in a certain traditional pension plan. Effective January 1, 2002, the 3 percent annual contribution will also not be made for employees of certain non-regulated subsidiaries.

To the extent certain officers’ contributions are reduced by reason of Internal Revenue Code limits on compensation and contributions, the Company will make up these contributions in an unfunded, non-qualified deferred compensation plan arrangement. However, the value of the Company-provided contributions under the non-qualified arrangement will also apply as an offset to the benefits provided under the supplemental pension plan described below.

The Summary Compensation Table shows the value of contributions made to the plan for executive officers in the column marked “All Other Compensation.”

RETIREMENT PLANS

During the past fiscal year, the Company sponsored a defined benefit pension plan covering full-time employees of the Company and certain of its subsidiaries who meet certain age and service requirements. The Company’s plan covers salaried employees, including executive officers, and provides fixed benefits at normal retirement age based upon compensation and length of service, the costs of which are fully paid by the employer and are computed on an actuarial basis. The pension plan also provides for benefits upon death, disability and early retirement under conditions specified therein. The remuneration covered by this plan includes all compensation for regular work periods (including overtime and bonuses).

To the extent an officer’s benefits under the defined benefit pension plan are limited by reason of Internal Revenue Code limits on compensation and benefits, the benefits are restored under an unfunded, non-qualified plan maintained by the Company. However, these non-qualified defined benefit pension plan benefits also act as an offset under the supplemental pension plan described below.

During the past fiscal year, the Company had a supplemental pension plan covering certain of the principal officers of the Company and its subsidiaries. The supplemental pension plan provides fixed benefits at normal retirement age based upon compensation and is computed on an actuarial basis. The supplemental pension plan also provides for benefits upon death, disability and early retirement under conditions specified therein, including service requirements. This supplemental pension plan also provides a reduced benefit to a participant who voluntarily terminates his employment with a participating employer (which may consist of the Company or one or more of its subsidiaries) before normal retirement age (65), but following a change in control of the Company. The remuneration covered by the supplemental pension plan includes all compensation for regular work periods (including incentive payments and other forms of additional compensation).

Upon retirement at or after age 65, any participant in the supplemental pension plan will, in general, be entitled to an annual pension for life which, when added to primary Social Security benefits, defined benefit pension plan benefits, described above, and benefits under the Retirement Savings Plan attributable to contributions by participants’ employers, will equal approximately 65 percent of the participant’s average annual compensation during the 60 consecutive calendar months immediately preceding the participant’s retirement date. The amounts paid under the supplemental pension plan are unfunded and are paid from the general assets of the Company.

The following table illustrates the estimated normal annual retirement benefits payable to a covered participant retiring at age 65 under the supplemental pension plan, under the defined benefit plan based on the specified remuneration, under the Retirement Savings Plan attributable to contributions made by the Company and, as pertinent, one or more of its subsidiaries, and including an estimated primary Social Security Benefit. The compensation included in the Summary Compensation Table under salary and payments under the annual Incentive Plan qualifies as remuneration for purposes of these plans. The amounts shown do not reflect reductions, which would result from joint and survivor elections.

PENSION PLAN TABLE

	Years of Service(1)
Covered Remuneration	15	20	25	30 or more
$125,000	$40,625	$54,167	$67,708	$81,250
150,000	48,750	65,000	81,250	97,500
175,000	56,875	75,833	94,792	113,750
200,000	65,000	86,667	108,333	130,000
225,000	73,125	97,500	121,875	146,250
250,000	81,250	108,333	135,417	162,500
300,000	97,500	130,000	162,500	195,000
350,000	113,750	151,667	189,583	227,500
400,000	130,000	173,333	216,667	260,000
450,000	146,250	195,000	243,750	292,500
500,000	162,500	216,667	270,833	325,000

(1)	The compensation covered by the plans includes the salary and incentive payments shown on the Summary Compensation Table. Years of service are not used in calculating the benefit amount under the Unfunded Supplemental Retirement Plan. Benefits under the supplemental plan above would be offset by Social Security and benefits under the defined benefit plan benefits and Retirement Savings Plan attributable to contributions made by the Company and, as pertinent, one or more of its subsidiaries.

(2)	Although the benefit attributable to the Savings Plan may be paid in a single lump sum payment, it has been converted to an annual benefit for purposes of this table. The estimated aggregate annual pension plan benefit may be greater than the amounts in the table to the extent that the Savings Plan benefit, after conversion to an annual benefit and when added to the annual benefit under the applicable defined benefit plan, exceeds the amount specified in the table. Since the Savings Plan has only been in effect for a few years, it is unlikely in the near future that the aggregated Savings Plan benefit and defined benefit plan benefits will exceed the amount specified in the table.

STOCK OPTION PLAN

Prior to the merger with the Company, SIGCORP maintained the SIGCORP Stock Option Plan. Effective as of the merger, each unexpired and unexercised option to purchase SIGCORP common shares was automatically converted into an option to purchase the number of the Company’s common shares that could have been purchased under the original option multiplied by 1.333. The exercise price per share of Company common stock under the new options is equal to the original per share option exercise price divided by 1.333. To date, a total of 999,752 options have been granted. Since the merger, no additional options have been granted under the SIGCORP Stock Option Plan, nor does the Company intend to issue any additional options under this plan.

EMPLOYMENT AGREEMENTS

The Company, with the approval of the board of directors, has entered into employment agreements with Messrs. Niel C. Ellerbrook, Jerome A. Benkert, Carl L. Chapman, and Ronald E. Christian, each dated as of March 31, 2000. The Company, with the approval of the board of directors, has also entered into an employment agreement with Mr. William S. Doty dated as of April 30, 2001. Each agreement continues for a period of three years, and is automatically renewable on a month-to-month basis thereafter unless notice is given by either party of its intention to terminate the agreement at the end of the then current period. Each individual is entitled to compensation consisting of an annual aggregate base salary, an annual bonus opportunity based on established performance targets, and such additional compensation as the board of directors determines throughout the employment period. Under the agreements, each individual is eligible to participate in all long-term incentive plans, all stock incentive plans, and all savings and retirement plans to the extent applicable generally to other peer executives of the Company. Each agreement is also subject to termination in the event of disability, death, or voluntary retirement by the individual, attainment by the individual of the age of 65, or his termination for cause.

Each employment agreement also requires the Company to pay amounts to the individual when the applicable employment agreement has been terminated under the following circumstances:

•	If the Company terminates the employment of the executive for any reason (other than cause, death, the executive’s attainment of age 65, or the executive’s total and permanent disability); or

•	If the executive voluntarily terminates his employment for good reason (i.e., certain material changes in the terms of the executive’s employment); or

•	The executive voluntarily terminates his employment without reason during the 30-day period immediately following the first anniversary of a change of control of the Company.

If an employment agreement is terminated coincident with or after an acquisition of control of the Company, the Company is required to pay to the individual a cash amount equal to: (a) the executive’s annual base salary plus the greater of the target annual incentive or the highest annual incentive paid to the executive during the previous three years multiplied by (b) the lesser of three, or the number of years (rounded to the nearest twelfth (1/12th) of a year) between the date the employment agreement is terminated and the executive’s attainment of age 65. If an employment agreement is terminated under any of the other circumstances described above, the Company is required to pay to the individual a cash amount equal to: (a) the executive’s annual base salary plus the greater of the target annual incentive or the highest annual incentive paid to the executive during the previous three years multiplied by (b) the number of years remaining in the employment agreement’s term (rounded to the nearest twelfth (1/12th) of a year). In addition to the cash payment, if an employment agreement terminates under any of the circumstances described above, any restricted stock, stock options, and any other stock awards under any Company sponsored plan or arrangement that were outstanding (immediately prior to March 31, 2000) become immediately vested and/or exercisable.

CORPORATE PERFORMANCE

The following Total Return to Shareholders graph compares the performance of the Company with that of the S&P 500 Composite and the S&P Utilities Index.

COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN*

AMONG VECTREN CORPORATION, THE S & P 500 INDEX

AND THE S & P UTILITIES INDEX

*	$100 invested on 4/3/00 in stock or on 3/31/00 in index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The board of directors recommends that the stockholders ratify the selection of Deloitte & Touche LLP (“Deloitte”) as independent public auditors to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2004. A representative of Deloitte will be present at the annual meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

The votes cast for ratification must exceed the votes cast against ratification. Abstentions and broker non-votes will not be counted either for or against the proposition. In the event the stockholders fail to ratify the appointment, the Audit committee of the board of directors will consider it as a direction to select other auditors. Even if the selection is ratified, the board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board of directors determines that such change would be in the best interest of the Company and its stockholders.

The board of directors recommends voting “FOR” this proposal.

INDEPENDENT PUBLIC AUDITORS OF THE COMPANY

The board of directors and the Audit committee have selected Deloitte as the independent public auditors of the Company and its subsidiaries for fiscal year 2004. See “Report of the Audit Committee.”

Audit and Non-Audit Fees

The following tabulation shows the audit and non-audit fees paid to Deloitte for the years ending December 31, 2003 and December 31, 2002:

	2003	2002
Audit Fees(1)	$1,187,950	$350,000
Audit-Related Fees(2)	$234,000	$135,555
Tax Fees(3)	$92,000	$73,625
All Other Fees(4)	$0	$0

Total Fees Paid to Deloitte(5)	$1,513,950	$559,180

(1)	Aggregate fees incurred payable to Deloitte for professional services rendered for the audit of the Company’s 2003 fiscal year annual financial statements and the review of financial statements included in Company’s Forms 10-Q filed during the Company’s 2003 fiscal year. This includes fees incurred for audit services related to certain of the Company’s subsidiaries in connection with the audit of the Company’s financial statements. The amount also includes fees paid to Deloitte for the audits of the Company’s 2000 and 2001 financial statements and the completion of the audit of the 2002 financial statements. The 2002 amount relates to the audit of the Company’s 2002 financial statements and reviews of the Company’s Forms 10-Q filed during the 2002 fiscal year.

(2)	Audit related fees consisted principally of consultation on various accounting issues in 2003 and 2002, and reviews related to various financing transactions completed during 2003.

(3)	Tax fees consisted of fees paid to Deloitte for tax planning and review of tax returns of the Company.

(4)	All Other Fees—None.

(5)	Pursuant to its charter, the Audit committee is responsible for selecting, approving professional fees and overseeing the independence, qualifications and performance of the independent auditors. The Audit committee has adopted a formal policy with respect to the pre-approval of audit and permissible non-audit services provided by the independent auditors. Pre-approval is assessed on a case-by-case basis. In assessing requests for services to be provided by the independent auditors, the Audit committee considers whether such services are consistent with the auditors’ independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. The audit-related, tax and other services provided by Deloitte in the last fiscal year and related fees were approved by the Audit committee in accordance with this policy.

Changes in and Disagreements with Auditors on Accounting and Financial Disclosure

On March 22, 2002, the Audit committee decided to replace Andersen as the Company’s independent auditors, effective upon completion of a transition period which was expected to extend through the conclusion of their review of the financial results of the Company and its subsidiaries for the first quarter of 2002. On May 10, 2002, the Audit committee determined to dismiss Andersen and replace them with Deloitte effective as of the later of May 15, 2002 or receipt by the Chair of the Audit committee of written notification from Deloitte that the Company had been accepted as a client. The Chair received notification of acceptance from Deloitte on May 17, 2002, and accordingly the appointment of Deloitte and dismissal of Andersen became effective on that date.

In connection with the audits for the years ended December 31, 2001 and 2000, and through the date of dismissal on May 17, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference thereto in its report on the financial statements of the Company for such time periods. Also, during those time periods, there were no “reportable events” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

Andersen’s reports on the financial statements of the Company for the years ended December 31, 2001 and 2000 neither contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the adoption of new accounting standards required under accounting principles generally accepted in the United States.

During the years ended December 31, 2001 and 2000 and through the date of hiring on May 17, 2002, neither the Company nor anyone acting on their behalf consulted Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 3. THE ADOPTION OF, IF PRESENTED AT THE MEETING, A

SHAREHOLDER PROPOSAL BY THE SHEET METAL WORKERS’ NATIONAL

PENSION FUND, WHICH THE BOARD OF DIRECTORS OPPOSES.

The Sheet Metal Workers’ National Pension Fund, 601 N. Fairfax Street, Alexandria, VA 22314, the holders of approximately 7,300 shares of Common Stock, have submitted the following proposal:

RESOLVED, that the stockholders of Vectren Corporation (“Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.

Statement of Support:

Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Many companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

Stock options are an important component of our Company’s executive compensation program. We believe that the lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

“The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Alan Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options is a Bandwagon Worth Joining,” Aug. 16, 2002.

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002: “There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified. For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings. Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all CEO’s have told their shareholders that options are cost-free. When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?”

Bear Stearns recently reported that more than 356 companies are expensing stock options or have indicated their intention to do so. 101 of these companies are S&P 500 companies, representing 39% of the index based on market capitalization. See Bear Stearns Equity Research, Sept. 4, 2003, “More Companies Voluntarily Adopt Fair Value Expensing of Employee Stock Options.”

This Fund, along with other Building Trades’ union pension funds, sponsored this expensing proposal last proxy season and received majority votes at 26 companies, including Fluor, Calpine, Georgia-Pacific, U.S. Bancorp, Thermo Electron, Veritas Software, Apple Computer and Kohl’s. We urge your support for this important reform.

Statement of Opposition

The board of directors of the Company believes that this proposal is not in the best interests of the Company or its shareholders. The Company currently accounts for stock options in accordance with APB Opinion 25 “Accounting for Stock Issued to Employees” (APB 25) which for the options granted to Vectren employees and directors does not require recognition of an expense. Also as required by SFAS No. 123 “Accounting for Stock-Based Compensation” (SFAS 123), as amended by SFAS 148 “Accounting for Stock-Based Compensation—Transition and Disclosure,” the Company prominently discloses in a footnote to the audited financial statements the pro-forma effect on net income assuming a compensation cost for these stock options had been calculated in accordance with the methodology prescribed in SFAS No. 123. For 2003, the effect of expensing stock options would have been equal to about $.02 per share. If the election to expense stock options had been made, the expense would have been reflected as a reduction of net income regardless of whether the stock options were ever exercised. In other words, the expense would be required to be recorded even if no action were taken by the employee holding the option. In addition, the dilutive effect of stock options is also reflected in the financial statements through the inclusion of the equivalent number of shares in the diluted earnings per share calculation.

The Board believes it is generally in the best interest of shareholders to follow the most widely used industry practice when given a choice under accounting rules. To date, less than 360 companies (including less than 20 utilities) of the thousands of publicly-traded companies have announced their intention to expense stock options. This is a very small fraction of all public companies. The accounting rules ultimately to be put in place are in a state of flux. Given the immaterial impact on results and the current relatively low occurrence of stock option expensing, the Board believes that it should not decide to expense stock options at this time. Instead, the Board believes that it would be well advised to await the final clarification of the accounting regulations relating to the accounting for stock options. Proceeding now without the benefit of this final action on how to account for stock options may require the Company to choose yet another approach for options based upon the outcome of that process by the accounting profession, thus possibly causing further confusion for users of the financial statements. In the meantime, as explained in the prior paragraph, the impact of the potential expense associated with options is clearly disclosed in the notes to the Company’s consolidated financial statements, which will give investors a clear understanding of the impact of options on the Company’s earnings.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXY.

Vote Required

The votes cast in favor of this proposal must exceed the votes cast against the proposal in order for the proposal to be adopted. Abstentions and broker non-votes will not be counted as either for or against the proposal.

COST AND METHOD OF SOLICITATION

The cost of preparing, assembling, printing and mailing this proxy statement, the enclosed proxy and any other material which may be furnished to shareholders in connection with the solicitation of proxies for the meeting will be borne by the Company. The Company has retained D. F. King & Company to assist in soliciting proxies from shareholders, including brokers’ accounts, at an estimated fee of $6,500 plus reasonable out-of-pocket expenses. In addition, some of the officers and regular employees of the Company, who will receive no compensation therefor in addition to their regular salaries, may solicit proxies by telephone, telegraph or personal visits, and it is estimated that the cost of such additional solicitation, if any, will not exceed $500, and will be borne by the Company. The Company expects to reimburse banks, brokerage houses and other custodians of stock for their reasonable charges and expenses in forwarding proxy material to beneficial owners.

ANNUAL REPORT

A copy of the Company’s annual report, including consolidated financial statements for the fiscal year ended December 31, 2003, was mailed to shareholders on or about March 24, 2004.

REVOCATION RIGHTS

A shareholder executing and delivering the enclosed proxy may revoke it by written notice delivered to the secretary of the Company, or in person at the annual meeting, at any time before the authority granted by it is exercised.

NOMINATION OF DIRECTORS BY SHAREHOLDERS

If a shareholder entitled to vote for the election of directors at a shareholders’ meeting desires to nominate a person for election to the board of directors of the Company, pursuant to the Company’s By-Laws, any such nominations must be made pursuant to notice delivered to, or mailed and received at, the principal office of the Company, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the shareholders for the preceding year; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, such shareholder notice shall be given by the later of: (a) the date 90 days prior to the actual date of the shareholder meeting, or (b) the tenth day following the day on which the annual meeting date is first publicly announced or disclosed. In any case, such shareholder’s notice must set forth, in addition to the name and address of the shareholder submitting the nomination, as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in the solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serve as a director, if elected), and (v) the qualifications of the nominee to serve as a director of the Company.

The process described in the preceding paragraph is currently the sole formal process for shareholders to nominate persons to the Company’s board of directors. During 2004, as part of the Nominating and Corporate Governance committee’s continued consideration of corporate governance matters, consideration will be given to whether another, less formal shareholder nomination process should also be established and implemented. Although such an informal process does not currently exist, presently, there is a framework in place for shareholders to contact the board of directors Lead director, and, as part of that process, shareholders may communicate regarding any prospective candidate for membership on the board of directors. The criteria employed by the Nominating and Corporate Governance committee when considering all nominees to the board of directors are set forth at page 11 of the proxy statement.

SHAREHOLDERS’ PROPOSALS FOR 2005 ANNUAL MEETING

Under Rule 14a-8 of the Securities Exchange Act of 1934, shareholders of the Company may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the 2005 annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2005 annual meeting, shareholder proposals must be received at the Company’s principal office, 20 N.W. Fourth Street, Evansville, Indiana 47708, Attention: Corporate Secretary, no later than November 24, 2004, and must otherwise comply with the requirements of Rule 14a-8.

If a shareholder desires to bring business before the meeting which is not the subject of a proposal timely submitted for inclusion in the proxy statement, the shareholder must follow procedures outlined in the Company’s Code of By-Laws. A copy of these procedures is available upon request from the Corporate Secretary at the address referenced above. One of the procedural requirements in the Company’s Code of By-Laws is timely notice in writing of the business the shareholder proposes to bring before the meeting. To be timely a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the shareholders for the preceding year; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, such shareholder notice shall be given by the later of: (a) the date 90 days prior to the actual date of shareholder meeting, or (b) the tenth day following the day on which the notice of the annual meeting is first publicly announced or disclosed. The shareholder’s notice must set forth (i) a brief description of the matter to be brought before the meeting, (ii) the name and address as they appear on the corporate records of the shareholder proposing the business, (iii) the number of shares of capital stock of the Company beneficially owned by the shareholder and (iv) any interest of the shareholder in the business.

By order of the board of directors.

VECTREN CORPORATION

By RONALD E. CHRISTIAN
Executive Vice President, General Counsel and Corporate Secretary

Evansville, Indiana

March 24, 2004

Please fill in, date and sign the enclosed proxy and return it in the accompanying addressed envelope. No further postage is required if mailed in the United States. You may also authorize the individuals named on your proxy card to vote your shares by calling toll-free [1-800-542-1160] or using the Internet (www.votefast.com). Please have your proxy card in hand when calling or accessing the website. If you attend the annual meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

APPENDIX A

Vectren Corporation

Board of Directors

Corporate Governance Guidelines

Adopted As Of February 26, 2003

1.  Director Qualification Standards

A.  A majority of the members of the Board of Directors (“Board”) must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and the applicable rules of the New York Stock Exchange.

B.  The Nominating & Corporate Governance Committee (“Governance Committee”) shall be responsible for developing additional qualifications for directors, including the establishment of criteria for determining the independence of directors, which qualifications will be subject to approval by the full Board.

C.  Recognizing the value of continuity of directors who have experience with the Company, there are no limits on the number of terms in which a director may hold office.

D.  No member of the Board shall serve on the board of directors of more than 3 other public companies.

E.  Directors are expected to advise the Chair of the Board and the Chair of the Governance Committee promptly upon accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member.

F.  Directors are expected to report changes in their principal business responsibilities, including retirement, to the Chair of the Board and the Chair of the Governance Committee.

G.  A director should offer to resign if the Board concludes that the director no longer meets the Company’s qualifications for service as a director.

H.  Following the adoption of these guidelines, if the Company’s Chief Executive Officer (“CEO”) leaves that office, the CEO will tender to the Governance Committee his or her resignation from the Board to be effective following such transition period that is determined by the Governance Committee to be necessary or advisable to provide for the transfer of responsibility to the new CEO.

I.  Upon reaching the age of seventy (70), a director shall be deemed to have retired from the Board effective as of the last day of the month during which the director reached the age of seventy (70).

2.  Board Composition

A.  The optimal size of the Board shall be between twelve (12) and fourteen (14) directors. However, the Board would be willing to have a somewhat larger number of directors to accommodate the availability of an outstanding candidate. Similarly, the Board is willing to reduce the size of the Board, or maintain a vacancy, if it cannot identify available candidates meeting the Board’s qualification standards.

B.  The Chair of the Board and the Chair of the Governance Committee shall jointly extend invitations to new nominees to the Board.

C.  The Board reserves the right to determine, from time to time, how to configure the leadership of the Board and the Company in the way that best serves the Company.

D.  The Board specifically reserves the right to vest the responsibilities of Chair of the Board and Chief Executive Officer in the same individual and the Board has no fixed policy with respect to combining or separating the offices of Chair of the Board and Chief Executive Officer.

E.  The Board will schedule at each meeting executive sessions where non-management directors meet without management participation.

3.  Director Responsibilities

A.  Directors should exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company in a manner consistent with their fiduciary duties.

B.  In all matters relating to the Company’s business and stakeholders, directors shall diligently discharge their responsibilities, as well as conduct themselves with integrity and in an honest manner.

C.  In considering the best long-term and short-term interests of the Company, directors may consider the effects of any action on shareholders, employees, suppliers and customers of Company and its subsidiaries, communities in which the Company and its subsidiaries conduct business and other pertinent factors.

D.  Directors should regularly attend meetings of the Board and of all Board committees upon which they serve.

E.  Directors should participate in Board development activities arranged by the Company.

F.  To prepare for meetings, directors should review the materials that are sent to directors in advance of those meetings.

G.  Directors shall preserve the confidentiality of confidential material given or presented to the Board.

H.  The Chair of the Board shall set the agenda of meetings of the Board and the Chair of each committee shall set the agenda of meetings of the applicable committee. Any director may suggest agenda items and may raise at meetings other matters that they consider worthy of discussion.

I.  Directors must disclose to other directors any potential conflicts of interest they may have with respect to any matter under discussion and, if appropriate, refrain from voting on a matter in which they may have a conflict.

4.  The “Lead” Non-Management Director

A.  The Board will select from the non-management directors a “lead” non-management director who shall have the following duties:

•	Coordinate the activities of non-management directors;

•	Provide the Chair of the Board with input as appropriate on agendas for the Board and committee meetings;

•	Serve as Chair of the Governance Committee;

•	Coordinate and develop the agenda for, and chair executive sessions of, the non-management directors; and

•	Facilitate communications between the Chair of the Board and the other members of the Board, including communicating other members’ requests to call special meetings of the Board.

In performing the duties described above, the “lead” non-management director will consult with the Chairs of the appropriate Board committees and solicit their participation in order to avoid diluting the authority or responsibilities of such committee Chairs.

B.  The Board will establish methods by which interested parties may communicate directly with the “lead” non-management director or with the non-management directors of the Board as a group and cause such methods to be disclosed to the public.

5.  Board Committees

A.  The Board shall at all times maintain an Audit Committee, a Compensation and Benefits Committee, a Corporate Affairs Committee, an Executive Committee, and a Nominating and Corporate Governance Committee which must operate in accordance with applicable law, their respective charters as adopted and amended from time to time by the Board, and the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. The Board may also establish such other committees as it deems appropriate and delegate to such committees such authority permitted by applicable law and the Company’s Code of By-Laws as the Board sees fit.

B.  The Board, with assistance from the Governance Committee, shall annually review the Committee assignments and shall consider the rotation of Chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

6.  Public Comments on Behalf of the Company

A.  Except in unusual circumstances or as required by committee charters or as requested by senior management, directors are expected to follow the principle that senior management, as opposed to individual directors, provides the public voice of the Company. Directors receiving inquiries from institutional investors, the press or others should refer them to the Chief Executive Officer or other appropriate officer of the Company.

7.  Director Access to Management and Independent Advisors

A.  The Company shall provide each director with complete access to the management of the Company, subject to reasonable advance notice to the Company and reasonable efforts to avoid disruption to the Company’s management, business and operations.

B.  The Board and Board committees, to the extent set forth in the applicable committee charter, have the right to consult and retain independent legal counsel and other advisors at the expense of the Company.

8.  Director Compensation and Stock Ownership

A.  The Governance Committee will determine, as well as periodically review, the form and amount of director compensation, including cash, equity-based awards and other compensation.

B.  The Board will be aware that the independence of directors could be questioned if substantial charitable contributions are made to organizations in which a director is affiliated or if the Company enters into consulting contracts with, or provides other indirect compensation to, a director. The Board, with assistance from the Governance Committee, will critically evaluate each of these matters when determining the form and amount of director compensation, and the independence of a director.

C.  The Board believes that directors should be stockholders and have a financial stake in the Company. The Governance Committee shall establish Company stock ownership guidelines for directors and monitor compliance with those guidelines.

9.  Director Orientation and Development

A.  The Company, with oversight from the Governance Committee, will establish, or identify and provide access to, appropriate orientation programs and sessions for newly elected directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director.

B.  The Company, with oversight from the Governance Committee, will arrange for directors to periodically participate in appropriate programs, sessions or materials regarding the responsibilities of directors of publicly-traded companies and the Company’s businesses.

10.  Management Evaluation and Succession

A.  The Board (not including any members of management of the Company), with assistance from the Compensation and Benefits Committee, will conduct an annual review of the performance and compensation of the Chief Executive Officer.

B.  The Chief Executive Officer will provide an annual report on succession planning and related development recommendations to the Governance Committee, including a short-term succession plan delineating temporary delegation of authority in the event that the Chief Executive Officer or any other executive officer is unexpectedly unable to perform his or her duties.

C.  The Corporate Affairs Committee will review, at least annually, the Company’s succession planning process for all positions other than the Chief Executive Officer.

11.  Annual Performance Evaluation of the Board

A.  The Board, with assistance from the Governance Committee, will conduct a self-evaluation annually to determine whether the Board and its committees are functioning effectively. The full Board will discuss the evaluation report to determine what, if any, action could improve Board and Board committee performance.

B.  The Board, with assistance from the Governance Committee, shall review these Corporate Governance Guidelines no less frequently than annually to determine whether any changes are necessary or advisable.

12.  Amendment, Modification and Waiver

A.  These Guidelines may be amended, modified or waived by the Board and waivers of these Guidelines may also be granted by the Governance Committee, subject to the disclosure and other provisions of the Securities and Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the New York Stock Exchange.

APPENDIX B

Vectren Corporation

Board of Directors

Nominating and Corporate Governance Committee Charter

Adopted As Of February 26, 2003

I.  Statement of Purpose

The Nominating and Corporate Governance Committee (“Committee”) is a standing committee of the Board of Directors (“Board”). The purpose of the Committee is to identify individuals qualified to become members of the Board, to recommend director nominees for each annual meeting of shareholders and nominees for election to fill any vacancies on the Board and to address related matters. The Committee shall also develop and recommend to the Board corporate governance principles applicable to the Company and be responsible for leading the annual review of the Board’s performance. The Committee will also be responsible for the development of the Board, as well as oversight of the succession planning process relating to the Company’s Chief Executive Officer.

II.  Organization

A.  Charter.    At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board for approval.

B.  Members.    The members of the Committee shall be appointed by the Board and shall meet the independence requirements of applicable laws and regulations, as well as the listing standards of the New York Stock Exchange, including any permitted transition period. The Committee shall be comprised of at least three members. Committee members may be removed by the Board. The Board shall also designate a Committee Chair.

C.  Meetings.    In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required.

D.  Executive Sessions.    At the conclusion of each meeting, the Chair may conduct an executive session where non-management directors meet without management participation.

E.  Quorum; Action by Committee.    A quorum at any Committee meeting shall be at least a majority of the Committee. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

F.  Agenda, Minutes and Reports.    The Chair of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board. The Committee shall make regular report to the Board.

G.  Performance Evaluation.    The Committee shall evaluate its performance on an annual basis and develop criteria for such evaluation.

III.  Responsibilities

The following shall be the principal responsibilities of the Committee:

A.  Director Selection Criteria.    The Committee shall establish criteria for selecting new directors, which shall reflect at a minimum any requirements of applicable law or listing standards, as well as a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board (including its size, structure and the skills of existing members) and principles of diversity, including geographic as well as traditional considerations.

B.  Director Recruitment.    The Committee shall consider (in consultation with the Chair of the Board and Chief Executive Officer) and recruit candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee shall also review any candidate recommended by the shareholders of the Company in light of the Committee’s criteria for selection of new directors. As part of this responsibility, the Committee shall be responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee.

C.  Reconsideration of Directors for Re-Election.    In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee shall assess the contributions of those directors selected for re-election, and shall at that time review its criteria for Board candidates in the context of the Board evaluation process and other perceived needs of the Board. Final approval of any candidate shall be determined by the full Board.

D.  Recommendation to the Board.    The Committee shall recommend the director nominees for approval by the Board and the shareholders.

E.  Director Removal Guidelines.    The Committee shall establish and recommend to the Board guidelines for the removal of members of the Board.

F.  Governance Guidelines.    The Committee shall recommend to the Board corporate governance guidelines addressing, among other matters, the size, composition and responsibilities of the Board and its Committees, including its oversight of management and consultation with management. The corporate governance guidelines shall be reviewed not less frequently than annually by the Committee, and the Committee shall make recommendations to the Board with respect to changes to the guidelines.

G.  Advice as to Committee Membership and Operations.    The Committee shall advise the Board with respect to the structure and operations of the various Committees of the Board and qualifications for membership thereon, including policies for removal of members and rotation of members among other Committees of the Board. The Committee shall recommend to the full Board (after consultation with the Chair of the Board and Chief Executive Officer) the composition of each committee of the Board.

H.  Non-Management Board Member Compensation.    The Committee shall be responsible to periodically review, assess and recommend changes to the Board with respect to compensation for non-management members of the Board.

I.  Common Stock Ownership Guidelines.    The Committee shall periodically review and, if concluded to be appropriate, recommend changes to the minimum Company common stock ownership guidelines applicable to the non-management members of the Board. The Committee shall also monitor compliance with these guidelines and periodically report on this subject to the Board.

J.  Director Independence.    The Committee shall develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between the Company and a director.

K.  Evaluation and Development of the Board.    The Committee shall oversee the evaluation and development of the Board. In discharging this responsibility, the Committee shall solicit comments from all directors and report annually to the Board on the results of the evaluation. The Committee shall also plan for and implement periodic development opportunities for directors.

L.  Approval of Officer Service on Outside Boards.    The Committee shall establish a process and guidelines governing the review and acceptance by any Company officer of a post as a compensated member of the board of directors of an unrelated entity.

M.  Succession Planning.    The Committee shall oversee the succession planning process for the office of Chief Executive Officer of the Company. Periodically, the Committee will review that process with the Board, as well as make recommendations to the Board with respect to candidates for that office.

N.  Periodic Review of the Shareholder Rights Agreement, the Code of By-Laws and the Articles of Incorporation.    The Committee shall periodically review and, if concluded to be appropriate, make recommendations for changes to the Company’s Shareholder Rights Agreement, the Code of By-Laws and the Articles of Incorporation.

O.  Access to Records, Consultants and Others.    In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may retain outside consultants, at the Company’s expense, to advise the Committee. The Committee shall have the ultimate authority and responsibility to engage or terminate any such outside consultant and to approve the terms of any such engagement and the fees of any such consultant. The Committee may also request that any officer or other employee of the Company, the Company’s outside legal counsel or any other person meet with any members of, or consultants to, the Committee.

P.  Delegation.    The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

Q.  Other Delegated Responsibilities.    The Committee shall also carry out such other duties that may be delegated to it by the Board from time to time.

APPENDIX C

Vectren Corporation

Board of Directors

Corporate Affairs Committee Charter

Adopted As Of February 26, 2003

I.  Statement of Purpose

The Corporate Affairs Committee (“Committee”) is a standing committee of the Board of Directors (“Board”). The purpose of the Committee is to discharge the duties of the Board relating to its policies, practices and procedures as a responsible corporate citizen.

II.  Organization

A.  Charter.    At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board for approval.

B.  Members.    The members of the Committee shall be appointed by the Board. Any member of the Board shall be eligible to serve on the Committee. The Committee shall be comprised of at least three members. Committee members may be removed by the Board. The Board shall also designate a Committee Chair.

C.  Meetings.    In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required.

D.  Executive Sessions.    At the conclusion of each meeting, the Chair may conduct an executive session where non-management directors (i.e., directors who are not Company officers but who do not otherwise have to qualify as “independent” directors) meet without management participation.

E.  Quorum; Action by Committee.    A quorum at any Committee meeting shall be a majority of the Committee. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

F.  Agenda, Minutes and Reports.    The Chair of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board. The Committee shall make regular reports to the Board.

G.  Performance Evaluation.    The Committee shall evaluate its performance on an annual basis and develop criteria for such evaluation.

III.  Responsibilities

The following shall be the principal responsibilities of the Committee:

A.  Business Practices.    The Committee shall oversee the Company’s policies, practices and procedures relating to business practices, including compliance with applicable laws and regulations.

B.  Public Communications.    The Committee shall oversee the Company’s policies, practices and procedures relating to public communications with key stakeholders, other than the financial community.

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C.  Community Relations.    The Committee shall oversee the Company’s policies, practices and procedures relating to community relations, including charitable contributions and community affairs.

D.  Customer Relations.    The Committee shall oversee the Company’s policies, practices and procedures relating to customer relations, including customer satisfaction and quality of customer service.

E.  Employment Practices.    The Committee shall oversee the Company’s policies, practices and procedures relating to employment practices and procedures, including employer of choice, workforce diversity and compliance with employment related laws, regulations and policies.

F.  Environmental Compliance and Stewardship.    The Committee shall oversee the Company’s policies, practices and procedures relating to environmental compliance and stewardship, including adherence to environmental related laws and regulations. At each meeting of the Committee, a report shall be provided with respect to environmental compliance and stewardship.

G.  Access to Records, Consultants and Others.    In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may retain outside consultants, at the Company’s expense, to advise the Committee. The Committee shall have the ultimate authority and responsibility to hire or terminate any outside consultant engaged to assist the Committee in discharging its responsibilities and to approve the terms of any such engagement and the fees of any such consultant. The Committee may also request that any officer or other employee of the Company, the Company’s outside legal counsel or any other person meet with any members of, or consultants to, the Committee.

H.  Delegation.    The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

I.  Other Duties.    The Committee shall also carry out such other duties that may be delegated to it by the Board from time to time.

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APPENDIX D

Vectren Corporation

Board of Directors

Audit Committee Charter

Adopted As Of February 26, 2003

I.  Statement of Purpose

The Audit Committee (“Committee”) is established by and amongst the Board of Directors (“Board”) of Vectren Corporation (“Company”) for the primary purpose of assisting the Board in:

•	overseeing the integrity of the Company’s financial statements,

•	overseeing the Company’s compliance with legal requirements,

•	overseeing the independent auditor’s qualifications and independence,

•	overseeing the performance of the company’s internal audit function and independent auditor, and

•	overseeing the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the Internal Audit department, and the Board.

The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent auditor and to any advisers that the Committee chooses to engage.

The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Committee will report regularly to the Board regarding the execution of its duties and responsibilities.

II.  Organization

A.  Charter.    At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board for approval.

B.  Members.    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In complying with the requirements for independence (as defined by all applicable rules and regulations), the Committee may choose to achieve such compliance over any permitted transition period. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a “financial expert” in compliance with the criteria established by the SEC. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

Annually, the members of the Committee shall be elected by the Board at the annual meeting of the Board. Vacancies or additions to the Committee may be filled at any time during the year by action of the full Board. The term of service for Committee members shall be one year or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.  Meetings.    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Meetings may be conducted through the use of any means of communication by which all members may simultaneously hear each other during the meeting. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the Internal Auditing department and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

D.  Executive Sessions.    At the conclusion of each meeting, the Chair may conduct an executive session where directors meet without management participation.

E.  Quorum; Action by Committee.    A quorum at any Committee meeting shall be at least a majority of the Committee. All determinations of the Committee shall be at least a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

F.  Agenda, Minutes and Reports.    The Chair of the Committee shall be responsible for establishing the agendas for the meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to the members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board. The Committee shall make regular reports to the Board.

G.  Performance Evaluation.    The Committee shall evaluate its performance on an annual basis and develop criteria for such evaluation.

III.  Responsibilities

The following shall be the principal responsibilities of the Committee:

A.  Documents/Reports/Accounting Information Review

1.  Review and discuss with management the Company’s annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

2.  Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors the 10-Q prior to its filing (or prior to the release of earnings).

3.  Review earnings press releases with management, including review of “pro-forma” or “adjusted” non-GAAP information.

4.  Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

5.  Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management’s response.

B.  Independent Auditors

1.  Appoint (subject to shareholder ratification, if the Board determines such ratification should be submitted to the Company’s shareholders), compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. Review the experience and qualifications of senior members of the independent audit team annually and ensure that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed. The independent auditors shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. Consider whether the auditor’s performance of permissible non-audit services is compatible with the auditor’s independence.

2.  Review with the independent auditor any problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report; and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

•	an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

3.  At least annually, obtain and review a report by the independent auditor describing:

•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	(to assess the auditor’s independence) all relationships between the independent auditor and the Company.

4.  Review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such pre-approval reported to the audit committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

5.  Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

C.  Financial Reporting Processes and Accounting Policies

1.  In consultation with the independent auditors and the Internal Audit department, review the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

2.  Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

3.  Review analyses prepared by management and the independent auditor setting forth financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

4.  Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

5.  Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

6.  Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

D.  Internal Audit

1.  Review and advise on the selection and/or removal of the Internal Audit director.

2.  Review activities, organizational structure, and qualifications of the Internal Audit department.

3.  Annually, review and recommend changes (if any) to the Internal Audit charter.

4.  Periodically review with the Internal Audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the department’s work.

E.  Ethical Compliance, Legal Compliance, and Risk Management

1.  Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the code is in compliance with all applicable rules and regulations.

2.  Review management’s monitoring of the Company’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

3.  Review, with the Company’s general counsel, legal compliance matters including corporate securities trading policies.

4.  Review, with the Company’s general counsel, any legal matter that could have a significant impact on the organization’s financial statements.

5.  Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company’s major financial and accounting risk exposures and the step management has undertaken to control them.

F.  Other Responsibilities

1.  Review with the independent auditors, the Internal Auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

2.  Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

3.  Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

APPENDIX E

Vectren Corporation

Board of Directors

Compensation and Benefits Committee Charter

Adopted As of February 26, 2003

I.  Statement of Purpose

The Compensation and Benefits Committee (“Committee”) is a standing committee of the Board of Directors (“Board”). The purpose of the Committee is to discharge the responsibility of the Board relating to total compensation of the Company’s executive officers and such other senior executives as the Committee may determine (together, “management”) and related matters. The Committee shall also prepare a report on executive compensation for inclusion in the Company’s annual proxy statement.

II.  Organization

A.  Charter.    At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board for approval.

B.  Members.    The members of the Committee shall be appointed by the Board and shall meet the independence requirements of applicable law and the listing standards of the New York Stock Exchange, the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. The Committee shall be comprised of at least three members. Committee members may be removed by the Board. The Board shall also designate a Committee Chair.

C.  Meetings.    In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required.

D.  Executive Sessions.    At the conclusion of each meeting, the Chair may conduct an executive session where non-management directors (i.e., directors who are not Company officers) meet without management participation.

E.  Quorum; Action by Committee.    A quorum at any Committee meeting shall be a majority of the Committee. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

F.  Agenda, Minutes and Reports.    The Chair of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board. The Committee shall make regular reports to the Board.

G.  Performance Evaluation.    The Committee shall evaluate its performance on an annual basis and develop criteria for such evaluation.

III.  Responsibilities

The following shall be the principal responsibilities of the Committee:

A.  Goals and Objectives.    The Committee shall review and approve periodically, but no less frequently than annually, the Company’s goals and objectives relevant to compensation of the Chief Executive Officer and management, including the balance between short-term compensation and long-term incentives, shall evaluate the performance of the Chief Executive Officer and management in light of those goals and objectives, and shall set the compensation level of the Chief Executive Officer and management based on such evaluation.

B.  Compensation Levels.    The Committee shall establish the compensation level (including base and incentive compensation) and direct and indirect benefits of the Chief Executive Officer and management. In determining incentive compensation, the Committee shall consider, among other factors it deems appropriate from time to time, the Company’s performance and relative shareholder return (or other criteria) during such periods as the Committee may deem appropriate, the value of similar incentive awards to persons holding comparable positions at comparable companies and the awards given to management in prior years. The Chair of the Committee shall be responsible for communicating to the Chief Executive Officer the evaluation of the performance of the Chief Executive Officer conducted by the outside Directors of the Company and the level of compensation approved for the Chief Executive Officer.

C.  Post-Service Arrangements.    The Committee shall evaluate the post-service arrangements and benefits of the Chief Executive Officer and management and their reasonableness in light of practices at comparable companies and any benefits received by the Company in connection with such arrangements. The Committee shall also review for reasonableness all other post-service arrangements between the Company, including its wholly-owned subsidiaries, and current or former employees to the extent those arrangements involve an annual Company obligation of in excess of $100,000.00.

D.  Incentive Compensation Plans.    The Committee shall make recommendations to the Board with respect to the establishment and terms of incentive compensation plans and equity-based plans and, unless determined otherwise by the Board, shall be the principal administrator of such plans, including determining any awards to be granted to the Chief Executive Officer and management under any such plan implemented by the Company.

E.  Consulting and Employment Agreements.    The Committee shall have the responsibility for reviewing and approving all consulting and employment agreements of the Company with any of the Company’s executive officers, or with any director, provided that any such agreement must also be approved by the full Board. The Committee shall also review for reasonableness all other consulting agreements between the Company, including its wholly-owned subsidiaries, and former employees to the extent those agreements involve an annual Company obligation of in excess of $100,000.00.

F.  Administration of Employee Benefits and Benefit Plans.    The Committee shall have the responsibility for overseeing the administration of employee benefits and benefit plans for the Company and its subsidiaries; reviewing new benefits or changes in existing benefits; and appointing from among the management of the Company committees to administer such employee benefits and benefit plans.

G.  Common Stock Ownership Guidelines.    The Committee shall periodically review, assess and recommend changes to the minimum Company common stock ownership guidelines applicable to the officers of the Company.

H.  Evaluation of Total Compensation Program.    The Committee shall review on a periodic basis the operation of the Company’s total compensation program to evaluate its coordination and execution and shall recommend to the Board steps to modify compensation programs that provide benefits or payments that are not reasonably related or are disproportionate to the benefits received by the Company.

I.  Perquisite Policies.    The Committee shall establish and review periodically policies with respect to management perquisites.

J.  Access to Records, Consultants and Others.    The Committee shall have the ultimate authority and responsibility to engage and terminate any outside consultant, at the Company’s expense, to assist in determining appropriate compensation levels for the Chief Executive Officer or other senior executive management and to approve the terms of any such engagement and the fees of any such consultant. In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may also request that any officer or other employee of the Company, including the Company’s senior compensation or human resources executives, the Company’s outside legal counsel or any other person meet with any members of, or consultants to, the Committee.

K.  Annual Compensation and Benefits Committee Report.    The Committee shall produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

L.  Delegation.    The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

M.  Other Duties.    The Committee shall also carry out such other duties that may be delegated to it by the Board from time to time.

APPENDIX F

Vectren Corporation

Board of Directors

Executive Committee Charter

Adopted As Of February 26, 2003

I.  Statement of Purpose

The Executive Committee (“Committee”) is a standing committee of the Board of Directors (“Board”). The purpose of the Committee is to discharge the duties of the Board, to the maximum extent provided by law, when it is impracticable for the full Board to meet and take action, as well as when the Board has specifically delegated to the Committee authority to take certain actions.

II.  Organization

A.  Charter.    At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board for approval.

B.  Members.    The Committee shall have as its standing members the Chair of the Board and Chief Executive Officer, who shall be the Chair of the Committee, and the President and Chief Operating Officer. The Board shall designate four other members of the Committee from other Board members on a rotating basis with terms of two years, except for the initial membership which had two members with three-year terms. Any member of the Board shall be eligible to serve on the Committee. The Committee shall be comprised of at least three members. Committee members may be removed by the Board. The Board shall also designate a Committee Chair.

C.  Meetings.    Meetings of the Committee shall be held at such times as may be requested by the Chair of the Board and Chief Executive Officer and are intended to be held when, in the reasonable judgment of the Chair and Chief Executive Officer, it is necessary or desirable to have Board involvement in actions of the Company, but it is impracticable to convene a meeting of the full Board. Reasonable notice of all meetings shall be provided by the Secretary of the Company.

D.  Quorum; Action by Committee.    A quorum at any Committee meeting shall be a majority of the Committee. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

E.  Agenda, Minutes and Reports.    The Chair of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board. The Committee shall make regular reports to the Board.

F.  Performance Evaluation.    The Committee shall evaluate its performance on an annual basis and develop criteria for such evaluation.

III.  Responsibilities

A.  Authority.    When it is impracticable for the full Board to meet and take action, the Committee shall have all of the authority of the full Board allowed by applicable law to discharge the duties of the Board.

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Moreover, the Committee shall also have all of the authority of the full Board allowed by applicable law to discharge the duties that have been delegated by the Board.

B.  Access to Records, Consultants and Others.    In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may retain outside consultants, at the Company’s expense, to advise the Committee. The Committee shall have the ultimate authority and responsibility to hire or terminate any outside consultant engaged to assist the Committee in discharging its responsibilities and to approve the terms of any such engagement and the fees of any such consultant. The Committee may also request that any officer or other employee of the Company, the Company’s outside legal counsel or any other person meet with any members of, or consultants to, the Committee.

C.  Delegation.    The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

D.  Other Duties.    The Committee shall also carry out such other duties that may be delegated to it by the Board from time to time.

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APPENDIX G

Corporate Code of Conduct

I.  PURPOSE

Vectren Corporation, including its wholly-owned subsidiary companies (collectively, “Company”), serves an important role in the lives and livelihoods of hundreds of thousands of individual families, businesses and investors, in the region it serves. This role is supported by the Company’s commitments and obligations to its shareholders, customers, employees and communities served (collectively, “stakeholders”).

The Company has a reputation as a good corporate citizen and enjoys a high level of public trust and confidence. Public trust and confidence is fundamental to good business and a prerequisite for any enterprise’s continued success.

To effectively satisfy the Company’s commitments and obligations to its stakeholders, uphold its reputation for good citizenry and maintain the public’s trust and confidence, we, as officers and employees (collectively, “Employees”) of the Company, must conduct ourselves and discharge our responsibilities to the Company with the highest standards of integrity and fair dealing.

Our good reputation, as well as the public’s trust and confidence in the Company, are valuable assets that cannot be taken for granted and must be safeguarded and earned everyday. This Corporate Code of Conduct (“Code”) is intended to help achieve these objectives by providing each Employee with guidelines for making decisions which support the Company’s commitment to the highest standards of integrity and fairness.

II.  SCOPE

The Code is applicable to all Employees at Vectren Corporation and each of its wholly owned subsidiaries. The Code also applies to Employees at any newly formed or acquired company immediately upon formation or acquisition. The “Company”, as used in this Code, means Vectren Corporation and all of its wholly owned subsidiaries. Any waiver of the Code for executive officers or directors may be made only by the board or a board committee and must be promptly disclosed to shareholders.

III.  GENERAL POLICY

It is the Company’s policy that Employees will conduct themselves in a truthful, honest and ethical manner with the highest standard of integrity and fair dealing. The following standards emphasize the Code’s focus on compliance and appropriate conduct:

•	Compliance with Company policies and procedures.

•	Compliance with applicable local, state and federal laws.

•	Compliance with applicable rules, regulations and technical standards governing the operation of our businesses.

•	Avoidance of conflicts of interest or the appearance of conflicts of interest (as defined in the attached guidelines).

•	Maintenance of accurate accounts, books and records.

IV.  APPLICATION

The following is intended to provide general guidance to Employees on issues related to their conduct, it is not to be considered as an all-inclusive list. Questions regarding whether conduct would be inconsistent with the

Code should be directed to your supervisor or Vectren Corporation’s Director of Internal Auditing (Director of Auditing). In some cases, the Company may already have detailed policies and procedures related to these guidelines, which detail administrative interpretations and/or implementation instructions. If so, such policies and procedures should be consulted for further information.

A.  Conflicts of Interest

Conflicts of interest arise when any circumstance, relationship or financial interest prevents, or has the appearance of preventing any Employees from discharging their responsibilities exclusively in the best interest of the Company and independent of personal considerations.

These circumstances, relationships or financial interests do not have to be directly related to an Employee. Conflicts or appearances of conflicts may arise where a close family member of an Employee is involved in a transaction with the Company or could stand to benefit from a transaction the Company may have with a third party.

Although it is not possible to identify every activity that might give rise to a conflict of interest, some of the more common circumstances that could result in a conflict are set forth below. Should you have any questions regarding this matter, you should consult your supervisor or the Director of Auditing.

1.  Relationships with Company Vendors, Suppliers, Contractors and Customers

Employees are expected to maintain impartial relationships with the Company’s vendors, suppliers, contractors and customers. Employees must be motivated solely to acquire and/or provide goods or services on terms most favorable to the Company. Care must be exercised to avoid even the appearance of special influence being exerted on behalf of a vendor, supplier, contractor or customer due to personal or other relationships.

Generally, Employees should avoid financial interests in vendors, suppliers, or contractors with whom the Company does business.

As it relates to officers and employees, any relationship other than the employer-employee relationship that exists between an officer or employee and the Company, should be disclosed in accordance with the reporting requirements found in the Responsibilities and Enforcement section of the Code.

2.  Gifts, Meals, Services and Entertainment

It is a violation of the Code for an Employee or a close family member of an Employee to request or accept anything of value which, based upon the facts and circumstances, could be reasonably determined to have an influence on the performance of the Employee’s duties to act in a manner which favors a vendor, supplier, contractor or customer contrary to the Company’s best interests.

Normal and customary business meals and entertainment (which are considered generally accepted business practices) or small gifts which are intended for promotional or advertising purposes only, are not considered a violation of the Code so long as the item of value is not excessive. Excessive is defined as being of sufficient value as to actually influence or which, based upon the facts and circumstances, could reasonably be concluded to have the ability to influence decisions made by the recipient or cause the recipient to favor the provider. In no case should an Employee accept “gifts of cash”/bribes from vendors, competitors, suppliers or contractors.

Employees receiving normal and customary gifts, business meals or entertainment, services or anything else of value from a single Company vendor, supplier, contractor or customer, with an annual cumulative value in excess of $200, must report such items in accordance with the reporting requirements found in the Responsibilities and Enforcement section of the Code.

3.  Outside Employment

In general, officers and Employees have the right to be employed outside the Company and to have financial and managerial interests in outside companies. However, any outside employment or business activities must not conflict with the officer’s or Employee’s ability to properly perform his or her responsibilities or job duties, nor should such employment or business activity create or appear to create a conflict of interest.

No officer may, without prior approval of the Governance Committee, serve as a compensated member of the board of any other enterprise. Likewise, Employees seeking to serve as a member of the board of any other enterprise should consult with their supervisor and obtain approval prior to accepting the position.

No officer or Employee may, without prior approval of their supervisor, perform work or services for an outside organization which has or seeks to have a business relationship with the Company. Supervisors should consider whether the Employee’s service in such a capacity would cause a conflict of interest or interfere with the Employee’s ability to perform their duties.

4.  Confidential Information and Insider Trading

In the course of fulfilling their responsibilities to the Company, Employees may have access to information that is of a confidential, privileged, competitive and/or proprietary nature (collectively, “Confidential Information”). It is essential that Employees protect the confidentiality of such information.

The use or disclosure of confidential information may be for Company purposes only and not for personal benefit or the benefit of others.

Federal and state laws explicitly prohibit Employees from using “insider” or “material non-public” information when trading or recommending Company securities (i.e., stock or debt). Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in arriving at a decision to buy, sell, or hold the Company’s securities. Employees must not act on such information until it has been disclosed to the public and the public is considered to have had an opportunity to absorb the information. Generally, this would not be until information has been publicly disclosed and the market has had an opportunity to react to the information.

Employees must not disclose “insider” or “material non-public” information to others, including friends or relatives, until such information has been disclosed to the public. Such “outsiders” who have received material inside information are also considered by law to be “insiders” and are subject to the same legal prohibitions described above.

Examples of inside information that might be considered to be material include dividend rate changes, earnings estimates, significant expansion or curtailment of operations, a merger or acquisition proposal or agreement, sale or purchase of substantial assets, major litigation, or other matters that could significantly impact the Company.

Examples of trading Company securities include directly buying and selling stock and transfers into and out of the Company stock fund in the 401(k) Plan.

5.  Participation in Public Office

The Company believes strongly in the democratic process and supports that process through all appropriate means. Employees are encouraged to participate in our system of government, to speak out on public issues and to be active in civic and political activities.

However, conflicts of interest must be avoided. Thus, when speaking out on public issues, Employees should not give the appearance of acting on the Company’s behalf unless they have, in fact, been authorized, in advance, to do so. Employees who hold public office should not participate in any decision that would directly and substantially affect the Company (i.e., assessing Company land for tax purposes) and should make it clear why they are abstaining.

6.  Use of Company Name or Resources for Personal Benefit

It is the Company’s policy that Employees not use the name of the Company, its purchasing power or its assets or resources for their personal benefit without proper approval. Disposal of Company assets should be made strictly in accordance with established procedures which specify required approvals and methods of disposal. The best interests of the Company are served when its resources are used only for the benefit of the Company. It is the responsibility of all officers and employees to ensure Company assets and resources are safeguarded and not misused. Employees are expected to exercise reasonable judgment regarding the appropriateness of incidental personal use of Company assets.

B.  Accuracy of Books and Records

The Company maintains a system of internal controls which it believes provides reasonable assurance that Company assets are safeguarded and that transactions are properly executed and recorded in accordance with management’s criteria. This system is characterized by a control-oriented environment within the Company, which includes policies and procedures along with supervisory overview and approval of transactions.

It is the Company’s policy that all transactions will be recorded in an accurate and timely manner and in accordance with established procedures. It is a violation of the Code to intentionally misstate, conceal or otherwise misrepresent any transaction. Falsification of any Company record is strictly prohibited and, as appropriate, may be subject to disciplinary action, up to and including termination.

The Company’s senior financial officers have special responsibilities relating to the preparation and dissemination of the Company’s financial statements. These responsibilities include the requirement to periodically submit certifications with respect to the accuracy of those statements. (See Section V, D Annual Reporting).

C.  Suspected Dishonest, Fraudulent or Illegal Activities

The Company, like any enterprise, is subject to the possibility of dishonest, fraudulent and illegal activities by one or more of its employees or agents. It is the Company’s policy to establish and maintain an atmosphere hostile to such activities and to encourage employees to come forward if they are made aware of any such activities. Given the Company’s obligations and responsibilities to all of its stakeholders, dishonest, fraudulent and illegal activities will not be tolerated and will be dealt with severely.

Accordingly, the Code, along with other measures and controls, have been established by the Company to:

•	Prevent and detect dishonest, fraudulent and illegal activities,

•	Encourage those aware of such activities to come forward and provide them a method by which such communications can be made in complete confidence and without fear of retribution, and

•	Promptly investigate and resolve such activities in a fair and objective manner.

To protect the reputations and rights of individuals suspected of wrongdoing, and to preserve the integrity and confidentiality of the investigatory process, the Code must be strictly followed. Any individual suspected of a dishonest or fraudulent activity will be given the opportunity to provide proof to the contrary. If it is concluded that illegal activities are involved, the matter may be referred to the appropriate law enforcement authorities.

The Director of Auditing will have the overall responsibility for overseeing compliance with this policy and, together with the executive officer responsible for the area in question, will be responsible for the investigation of suspected dishonest or fraudulent activities. The investigation of any suspected illegal activities will be the responsibility of Company’s General Counsel.

Operating management is primarily responsible for preventing and detecting dishonest, fraudulent and illegal activities within their assigned areas. To discharge this responsibility, each manager or supervisor should be generally familiar with the potential for dishonest, fraudulent and illegal activities that may occur within their areas. Each manager and supervisor should also be alert for irregularities or deviations from standard operating procedures, which may indicate the presence of such activities.

All officers and employees must be alert for dishonest, fraudulent and illegal activities. Such activities or irregularities may include, but are not limited to:

•	Alteration or intentional misstatement of Company reports and records (including time and expense reports and bidding documentation),

•	Forgery or other unauthorized or improper alteration of checks, drafts, promissory notes, and securities,

•	Any misappropriation of funds, securities, supplies, or any other asset,

•	Any irregularity in the handling or reporting of monetary transactions,

•	Unauthorized disposal of Company assets, or

•	Any illegal act.

In the event Employees are made aware of any of the above activities or other dishonest, fraudulent or illegal activities, they should immediately notify, as appropriate, their supervisor or the Director of Auditing. All such communications will be held in strict confidence. Upon learning of these matters, affected supervisors are responsible for immediately notifying the Director of Auditing and the executive officer with responsibility for the area where the alleged activities are occurring.

In extraordinary cases where the confidential channels of communication described above are still not deemed sufficient and an officer or employee is gravely concerned about protecting his or her identity while bringing a suspected dishonest, fraudulent or illegal activity to light for investigation (including accounting or auditing issues), they may communicate their concern directly to the Chair of the Vectren Corporation Audit Committee. The officer or employee should provide as much detail and specifics as possible regarding the alleged activities and place the document (without self-identification, if so desired) in an envelope, sealed and marked confidential, addressed to the “Chair of the Audit Committee”, Vectren Corporation, P.O. Box 209, Evansville, Indiana, 47702-0209. Upon receipt in the Company’s mail distribution center, the envelope will be forwarded unopened to the Chair of the Audit Committee. Pursuant to the Charter of the Audit Committee of Vectren Corporation, the Chair has at their disposal the resources necessary to investigate the concerns.

Great care must be exercised in the investigation of and in communicating or reporting these matters within the Company. It is essential to avoid making false or incorrect accusations or contacting suspected individuals that an investigation is under way. Individuals suspected of such activities will be contacted through appropriate channels. Therefore, to protect the reputations and rights of individuals suspected of wrongdoing, and to preserve the integrity and confidentiality of the investigatory process, the following must be strictly adhered to:

•	Officers or Employees who believe they have specific knowledge of an alleged dishonest, fraudulent or illegal activity must immediately contact their supervisor, the Director of Auditing or the Chair of the Audit Committee of Vectren Corporation;

•	Officers or Employees, other than those specifically authorized to do so, must not contact the suspected individual to determine the facts or discuss any other aspect of the matter;

•	Officers or Employees must not discuss the case with anyone inside the Company other than those involved in the investigatory process;

•	Officers or Employees, other than those specifically authorized to do so, must not discuss the case, facts, suspicions, or allegations with anyone outside the Company unless in response to questions from law enforcement authorities; and,

•	Officers or Employees must direct all inquiries from individuals suspected of wrongdoing or their representatives, to the Director of Auditing, the appropriate executive officer or the Company’s General Counsel. Proper response to such an inquiry should be, “I’m not at liberty to discuss this matter.” Under no circumstances should there be any reference to “what you did,” “the crime,” “the fraud,” “the forgery” etc.

This section of the Code is intended to provide further guidelines on how to report matters related to Code compliance and employee and supervisory responsibilities associated with the Code’s enforcement.

V.  RESPONSIBILITIES AND ENFORCEMENT

It is the responsibility of all Employees to ensure compliance with the Code. It is the specific responsibility of each supervisor to ensure their employees are aware of and understand the Code. It is further the responsibility of each supervisor to monitor compliance with the Code and report instances of non-compliance to the Director of Auditing.

Employees aware of potential violations of the Code should contact, as appropriate, their supervisor or the Director of Auditing. In the case of an employee, if the employee concludes that contacting his or her supervisor would not be prudent, he or she can directly communicate potential violations, in complete confidentiality, to the Director of Auditing or the Chair of the Audit Committee as indicated in the prior section. Upon notification of a potential violation of the Code, the Director of Auditing will promptly investigate the matter and, if substantiated, notify the appropriate executive officer for resolution and determination of appropriate action. Employees alleged to have violated the Code will have an opportunity to offer proof to the contrary. Failure to report violations of the Code following their discovery may also be grounds for disciplinary action. An employee who violates the Code will be subject to disciplinary action, up to and including termination.

Employees who have questions regarding interpretation of the Code as it relates to specific situations or certain actions should discuss the matter with their supervisor. Supervisors uncertain as to the proper interpretation of the Code as it relates to an employee’s question should contact the Director of Auditing and/or their area’s executive officer for resolution.

Any violations of the Code or questions regarding interpretation of the Code which cannot be resolved by the Director of Auditing and the appropriate executive officer will be directed to the CEO for final resolution.

A.  Reporting Requirements

The reporting thresholds, as described below, should not be construed to mean that because an event or circumstance requires reporting, a conflict of interest automatically exists. In general, the objective of these reporting requirements is to provide management with information which could help in identifying potential conflicts of interest.

B.  Substantial Ownership

Employees, directly or indirectly, owning or acquiring financial interest of $25,000 or more, or 5% ownership (regardless of the amount) in vendors, suppliers or contractors who do business with or are seeking to do business with the Company must report such relationships to their immediate supervisor.

Supervisors made aware of such relationships are responsible for making the determination of whether a conflict of interest exists given the circumstances and responsibilities of the employee involved. If it is determined that a conflict exists, the supervisor should contact the appropriate executive officer and the Director of Auditing for resolution.

C.  Gifts, Meals and Entertainment in Excess of $200 Value

Employees receiving normal and customary gifts, business meals or entertainment, services, or anything else of value from a single Company vendor, supplier, contractor or customer, with an annual cumulative value in excess of $200, must report such items to their immediate supervisor. Promotional and advertising items of nominal value and minimal quantity are not subject to this reporting requirement.

Supervisors are expected to provide proactive guidance to employees in regard to this policy. If an employee is uncertain of the value of an item offered or received, or if the employee is uncertain whether acceptance of such an item could constitute a conflict of interest, they should discuss the matter with their supervisor for resolution.

Each supervisor is responsible for making the determination of whether acceptance of any such item would create an actual or perceived conflict of interest given the circumstances and responsibilities of the employee involved. If the supervisor determines acceptance of a particular item would create an actual or perceived conflict of interest, the item should be cordially declined or returned with an explanation given to the vendor, supplier or contractor regarding the Code’s provisions.

Each supervisor is responsible for maintaining records of items received by his/her employees (see Exhibit A). Periodically, these records should be reviewed to determine whether trends exist which might indicate a possible conflict of interest.

D.  Annual Reporting

Annually, in conjunction with the review by the Company’s external auditors, the Director of Auditing will mail surveys with certificates of compliance to all directors, officers and key employees for completion. The survey and certificates provide the means by which the Company can document compliance with the Code and ensure that all directors, officers and key employees (primarily supervisors and above) are familiar with the Code’s contents (see Exhibit B).

Also, annually, the Director of Auditing will mail letters to the Company’s major vendors, suppliers and contractors informing them of the Code’s provisions regarding gifts and entertainment, and employees’ acquiring a substantial financial interest in organizations doing business with the Company (see Exhibit C).

In addition to the certificate of compliance in Exhibit B, the CEO, CFO, Treasurer and Controller must complete the certification for Principal Executive & Senior Financial Officers (see Exhibit D) and submit to the Director of Auditing.

Vectren’s Board of Directors is also subject to a Code of Ethics. This Code is provided in Exhibit E. The Board of Directors is required to affirm compliance with their Code annually.

EXHIBIT A

ENTERTAINMENT AND GIFT FORM

In accordance with the Corporate Code of Conduct, Employees receiving normal and customary gifts, business meals or entertainment, services or anything else of value from a single Company vendor, supplier, contractor or customer, with an annual cumulative value in excess of $200, must report such items to their immediate supervisor, (cumulative totals comprised solely of individual items that are of a promotional/advertising nature (coffee mugs, hats, pencils, etc.) and of nominal value and quantity need not be reported). Accordingly, this form is provided to help facilitate the reporting process and to ensure all necessary information is documented.

A.	GENERAL

	1.	Employee:

	2.	Vendor, supplier, contractor or customer:

B.	ENTERTAINMENT AND MEALS

	1.	Type, location and date:

	2.	Estimated cost, including transportation and accommodations if applicable:

$

	3.	Business purpose:

	4.	List names and company affiliations of others present:

	5.	Does the Company currently do business with this organization?

Yes ☐ No ☐

	6.	Was this cleared with your supervisor beforehand?

Yes ☐ No ☐

C.	GIFTS, SERVICES AND OTHER ITEMS OF VALUE

Description and approximate value:

Employee Signature	Date

D.	SUPERVISOR COMMENTS

Supervisor Signature	Date

EXHIBIT B

ANNUAL CODE OF CONDUCT QUESTIONNAIRE

This questionnaire is being sent to all key employees in accordance with the Company’s Corporate Code of Conduct (“Code”) and in conjunction with the annual review by the Company’s external auditors. The intent of this questionnaire is to:

Provide a means by which the Company can document awareness of the Code and related policies,

Give further assurance to management that its representations with respect to these matters are correct, and

Provide additional information needed to assist in evaluating compliance with the Code and related policies.

Before this questionnaire is completed, each recipient should review the Code and refer to it for guidance when answering certain questions. Answers to these questions should cover the twelve months ending December 31, 2003 and through the date this questionnaire is completed. When completed, each recipient should sign and date the questionnaire in the spaces provided and return the original to the Director of Auditing in an envelope marked “confidential”. All responses will be held in strict confidence.

1. Do you or any member of your close family have a substantial financial interest in any Company vendor, supplier or contractor as defined in the Code?

No  ☐    Yes  ☐     If yes, provide details.

2. Have you or any member of your close family received any gifts or entertainment from a Company vendor, supplier, contractor or customer which has not been reported in accordance with the Code?

No  ☐    Yes  ☐     If yes, provide details.

3. Have you or any of your subordinates accepted or been offered anything of value, (which would require reporting), from a Company vendor, supplier, contractor or customer, which in your opinion might indicate the presence or perception of a conflict of interest? When answering this question you should first review your records of gifts and entertainment received by employees in your area. Consideration should be given to possible trends. (Note: Entertainment and Gift Forms need not be retained after this review is completed, provided that the review does not call for further investigation. In that event, these records should be retained until the matter is finally resolved. If the answer to this question is “yes”, attach the original Entertainment and Gift Form to this questionnaire and return to the Director of Auditing.)

No  ☐    Yes  ☐     If yes, provide details.

4. Have you or any of your employees maintained outside employment or participated in other business activities which conflicts with the performance of your job duties with the Company or creates an actual or perceived conflict of interest with the Company?

No  ☐    Yes  ☐     If yes, provide details.

5. Have you or any of your employees served in a public office which might have dealt with issues directly and substantially affecting the Company?

No  ☐    Yes  ☐     If yes, provide details.

6. Have you made or authorized any contribution or expenditure of corporate funds, or anything of value, by or on behalf of the Company, or any of its subsidiaries, in support of any candidate for federal, state or local office?

No  ☐    Yes  ☐     If yes, provide details.

7. Are you aware of any of the following instances or situations:

•	Existing relationships between a Company employee and a Company vendor, supplier, contractor, customer, and/or competitor which could indicate a conflict of interest.

•	Confidential or proprietary information being improperly disclosed to anyone outside the Company.

•	Company assets or property being misappropriated.

•	Company transactions being intentionally misstated, concealed or otherwise misrepresented.

•	Intentional failure on behalf of a Company employee to comply with all applicable local, state or federal laws or applicable rules, regulations or technical standards governing the operation of our business.

•	An employee acting on “material non-public” information when trading or recommending Company securities.

•	An employee disclosing “insider” or “material non-public” information to “outsiders”. “Insider” or “material non-public” information is information of a material nature that has not been disclosed to the public.

•	Any other activities which conflict with the Code.

No  ☐    Yes  ☐     If yes, provide details.

CERTIFICATE OF COMPLIANCE

I have read the foregoing questionnaire as well as the Corporate Code of Conduct. I fully understand both, and my responses are true, accurate and complete to the best of my knowledge and belief.

Signature	Position

Name (please print)	Date

EXHIBIT C

December 30, 2003

To Our Vendors, Suppliers and Contractors:

We are writing to the many businesses that provide us with needed materials, supplies, or services to emphasize Vectren’s commitment to high standards of business conduct and to enlist your support in assuring the integrity of our business relationship.

Our Corporate Code of Conduct states that officers and employees or any close members of their family are not to accept gifts or other items of value from vendors, suppliers or contractors, which could be construed as having an influence on the performance of the employee’s duties to act in a manner which favors a vendor, supplier or contractor contrary to the best interests of the Company. This policy is not intended to prohibit normal and customary business meals, gifts or entertainment so long as they are not extravagant and have legitimate business purposes.

Our Corporate Code of Conduct further states that officers and employees or any members of their family should avoid substantial financial interests in vendors, suppliers or contractors with whom the Company does business. The Company has defined substantial interest as an investment of either $25,000 or 5% (regardless of amount) of the ownership of the organization in question.

We respectfully ask your help in ensuring these policies are upheld by providing a copy of this letter to all individuals in your company who deal with Vectren employees. We also request that if you become aware of any instance where a Vectren director, officer or employee or any member(s) of their family acquires a substantial interest in your organization, as defined above, you please notify the undersigned.

We look forward to continuing our solid business relationship with your organization and would like to thank you in advance for your cooperation and support in this endeavor.

Respectfully,

Tom Charles

Director of Auditing

EXHIBIT D

Code of Ethics for Principal Executive & Sr. Financial Officers

In my role as a financial executive of Vectren Corporation, I certify that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability:

1.	I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2.	I provide constituents with information that, to the best of my knowledge, is accurate, complete, objective, relevant, timely and understandable.

3.	I comply with rules and regulations of the federal, state and local governments, and other appropriate private and public regulatory agencies.

4.	I act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts.

5.	I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6.	I share knowledge and maintain skills important and relevant to the Company’s needs.

7.	I proactively promote ethical behavior as a responsible partner among peers and employees in my work environment.

8.	I achieve responsible use of and control over all assets and resources employed or entrusted to me.

(Signature)	(Date)

EXHIBIT E

Code of Ethics for Board of Directors

Overview

Vectren’s commitment to ethical business conduct is a fundamental shared value of our Board of Directors, management and employees and critical to the Company’s success. Vectren has adopted this Code of Ethics (‘Code”) for Members of the Board of Directors. Each Director must comply with this Code. No code or policy can anticipate every situation that may arise, accordingly, this Code is intended to serve as a guiding set of principles for Directors. Directors are encouraged to bring questions about particular circumstances that may involve one or more of the provisions of this Code to the attention of the Board’s Nominating and Governance committee (Governance Committee), who may consult with inside or outside counsel as appropriate. Directors who also serve as officers or employees of Vectren must also comply with Vectren’s Corporate Code of Conduct for employees and its guidelines on gift and entertainment reporting.

1.  Compliance with Laws and Regulations

Directors are expected to conduct their business affairs in compliance with applicable laws and regulations and shall encourage and promote such behavior for themselves, officers and employees.

2.  Conflicts of Interest

Directors must avoid any conflicts of interest between the Director and Vectren. A “conflict of interest” may exist when a director’s personal or professional interest is or appears to be adverse to the interests of Vectren. Conflicts of interest may also arise when a Director or members of his or her family, or an organization with which the Director is affiliated receives improper personal benefits as a result of his or her position as a Director of Vectren. Any situation that involves, or may involve, a conflict of interest should be promptly disclosed to the Chair of the Governance Committee, who may consult inside or outside counsel as appropriate.

As it relates to the Directors, any relationship other than the member of the Board’s service as a Director that exists between the Company and a non-management member of the Board is subject to review and scrutiny by the Governance Committee, and is also subject to the Vectren Corporation Corporate Governance Guidelines pertaining to the required independence of the members of the Board.

3.  Confidentiality and Corporate Opportunity

Directors must maintain the confidentiality of non-public information entrusted to them by Vectren, except when disclosure is required by law or regulation. Directors are prohibited from taking for themselves personally or for the organizations which they are affiliated, opportunities that are discovered through the use of Vectren information or position without the consent of the Board of Directors. No Director may use Vectren property, information or position for improper personal gain.

4.  Insider Trading

Directors are to abide by all applicable securities laws and regulations when trading Vectren securities.

5.  Fair Dealing

Directors shall endeavor to deal fairly with Vectren’s customers, suppliers and employees while serving the interest of shareholders. Directors should not take unfair advantage of anyone through manipulation, abuse of privileged information, or other intentional unfair practice.

EXHIBIT E

The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage. Directors and members of their immediate families should not accept gifts from persons or entities where any such gift is being made in order to influence the Director’s actions as a member of the Board.

6.  Waivers of the Code

Any waiver of this Code may only be made by the Board and should be promptly disclosed.

7.  Enforcement of the Code

The Board shall determine appropriate actions to be taken in the event of violations of this Code. Such actions should be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code. In determining what action is appropriate in a particular case, the Board should take into account all relevant information, including the nature and severity of the violation.

As a member of Vectren’s Board of Directors, I assert my compliance with the above guiding principles.

(Signature)	(Date)

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You now have the opportunity to access your Annual Report and Proxy Statement over the Internet, instead of receiving these documents in print. Participation is completely voluntary. If you give your consent to receive future annual reports and proxy statements via the Internet, we will notify you each year of the Internet location when the documents become available. Once you give your consent, it will remain in effect until you notify Vectren Corporation by mail that you wish to resume mail delivery of the Annual Report and Proxy Statement. As a Vectren shareholder, you have the right to request copies of these documents.

To give your consent, follow the prompts when you vote by telephone or over the Internet. If you are voting by mailing your proxy card, check the appropriate box located on the proxy card below.

¯ Please fold and detach card at perforation before mailing. ¯

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR Proposals 1 and 2 and AGAINST 3 and in the discretion of the proxy holders upon such other matters as may properly come before the meeting. This proxy can be revoked at any time prior to the vote on the Proposals.

The Board of Directors recommends a vote FOR all of the nominees and FOR Proposal 2.

1. Election of Directors (three-year term):

Nominees:	(01) John D. Engelbrecht	(02) William G. Mays	(03) J. Timothy McGinley	(04) Richard P. Rechter

☐ FOR		☐ WITHHOLD

For, except vote withheld from the following nominees:

	FOR	AGAINST	ABSTAIN

2. Ratify the appointment of Deloitte & Touche, LLP as independent auditors for 2004:	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 3.

3. Adoption of a shareholder proposal concerning Option Expensing:	☐	☐	☐

☐ I plan to attend the Annual Meeting.

☐ I consent to access future Annual Reports and Proxy Statements over the Internet rather than to receive copies by mail.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

VOTE BY TELEPHONE

[LOGO OF VECTREN] c/o National City Bank Corporate Trust Operations Locator 5352 P. O. Box 94856 Cleveland, OH 44141-4856	Have your proxy card available when you call the Toll-Free Number 1-800-542-1160 using a touch-tone phone and follow the simple instructions presented to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.votefast.com and follow the simple instructions presented to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: Stock Transfer Dept (VVC), National City Bank, P.O. Box 94856, Cleveland, OH 44141-4856.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-800-542-1160	Vote by Internet Access the website and cast your vote: www.votefast.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on April 27, 2004, to be counted in the final tabulation.

If you vote by telephone or Internet, please do not send your proxy by mail.

CONTROL NUMBER:

If voting by mail, Proxy must be signed and dated below.

¯  Please fold and detach card at perforation before mailing.  ¯

PROXY	VECTREN CORPORATION	PROXY

This Proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on April 28, 2004.

The undersigned hereby appoints Jerome A. Benkert, Jr., Ronald E. Christian and Richard G. Lynch and each of them, jointly and severally, with powers of substitution, to vote on all matters which may properly come before the 2004 Annual Meeting of Shareholders of Vectren Corporation (or any adjournment thereof).

Signature(s) of shareholder

Signature, if held jointly

Date:                                                                                  , 2004

Please sign as your name(s) appear hereon. All joint tenants should date this proxy and sign. When signing as attorney, executor, trustee or guardian, give the full title of such. If a corporation, sign the full corporate name by an authorized officer. If a partnership, sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THANK YOU.